                                                                    EXHIBIT 10.1





                          LOAN AND SECURITY AGREEMENT

                           DATED AS OF MAY 30, 2001

                                    between

                                BANCTEC, INC.,

                                 as Borrower,

                            HELLER FINANCIAL, INC.,

                          as Agent and as Lender, and

                      The Financial Institution(s) Listed
                        on the Signature Pages Hereof,

                                  as Lenders

                               TABLE OF CONTENTS


                                                                                                                                Page
                                                                                                                                ----

SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS                                                                                      1
     1.1   Certain Defined Terms...............................................................................................   1

SECTION 2.  LOANS AND COLLATERAL                                                                                                  1
     2.1   Loans...............................................................................................................   1
           (A)  [Intentionally Omitted]........................................................................................   1
           (B)  Revolving Loan.................................................................................................   1
           (D)  Eligible Collateral............................................................................................   2
           (E)  Swingline Loan.................................................................................................   7
           (F)  Borrowing Mechanics............................................................................................   8
           (G)  Notes                                                                                                             8
           (H)  Letters of Credit..............................................................................................   9
                (1)  Maximum Amount............................................................................................   9
                (2)  Reimbursement.............................................................................................   9
                (3)  Request for Letters of Credit.............................................................................   10
           (I)  Other Letter of Credit Provisions..............................................................................   10
                (1)  Obligations Absolute......................................................................................   10
                (2)  Nature of Lender's Duties.................................................................................   11
                (3)  Liability.................................................................................................   11
           (J)  Availability of a Lender's Pro Rata Share......................................................................   12
                (1)  Lender's Amounts Available on a Funding Date..............................................................   12
                (2)  Lender's Failure to Fund..................................................................................   12
                (3)  Payments to a Defaulting Lender...........................................................................   12
                (4)  Defaulting Lender's Right to Vote.........................................................................   12
     2.2   Interest............................................................................................................   13
           (A)  Rate of Interest...............................................................................................   13
           (B)  Computation and Payment of Interest............................................................................   14
           (C)  Interest Laws..................................................................................................   15
           (D)  Conversion or Continuation.....................................................................................   15
     2.3   Fees................................................................................................................   16
           (A)  Unused Line Fee................................................................................................   16
           (B)  Letter of Credit Fees..........................................................................................   16
           (C)  Prepayment Fees................................................................................................   17
           (D)  Audit Fees.....................................................................................................   17
           (E)  Other Fees and Expenses........................................................................................   17
           (F)  Fee Letter.....................................................................................................   17
     2.4   Payments and Prepayments............................................................................................   18
           (A)  Manner and Time of Payment.....................................................................................   18
           (B)  Mandatory Prepayments..........................................................................................   18
                (1)  Overadvance...............................................................................................   18

                (2)  Prepayments from Proceeds of Asset Dispositions (other than Insurance Proceeds and Condemnation
                     Proceeds..................................................................................................   18
                (3)  Prepayments from Insurance and Condemnation Proceeds......................................................   18
                (4)  Prepayments from Issuance of Securities...................................................................   19
           (C)  Voluntary Prepayments and Repayments...........................................................................   19
           (D)  Payments on Business Days......................................................................................   20
           (E)  Application of Prepayment Proceeds.............................................................................   20
     2.5   Term of this Agreement..............................................................................................   20
     2.6   Statements..........................................................................................................   20
     2.7   Grant of Security Interest..........................................................................................   21
     2.8   Yield Protection....................................................................................................   22
           (A)  Capital Adequacy and Other.....................................................................................   22
           (B)  Increased LIBOR Funding Costs..................................................................................   22
     2.9   Taxes...............................................................................................................   22
           (A)  No Deductions..................................................................................................   22
           (B)  Changes in Tax Laws............................................................................................   23
           (C)  Foreign Lenders................................................................................................   24
     2.10  Required Termination and Prepayment.................................................................................   24
     2.11  Optional Prepayment/Replacement of Lenders..........................................................................   25
           (A)  Replacement of an Affected Lender..............................................................................   25
           (B)  Prepayment of an Affected Lender...............................................................................   25
     2.12  Compensation........................................................................................................   25
     2.13  Booking of LIBOR Loans..............................................................................................   26
     2.14  Assumptions Concerning Funding of LIBOR Loans.......................................................................   26

SECTION 3.  CONDITIONS TO LOANS................................................................................................   26

SECTION 4.  BORROWER'S REPRESENTATIONS, WARRANTIES.............................................................................   26
     4.1   Organization, Powers, Capitalization................................................................................   27
           (A)  Organization and Powers........................................................................................   27
           (B)  Capitalization.................................................................................................   27
     4.2   Authorization of Borrowing, No Conflict.............................................................................   27
     4.3   Financial Condition.................................................................................................   27
     4.4   Indebtedness and Liabilities........................................................................................   28
     4.5   Account Warranties and Covenants....................................................................................   28
     4.6   Names and Locations.................................................................................................   29
     4.7   Title to Properties; Liens..........................................................................................   29
     4.8   Litigation; Adverse Facts...........................................................................................   29
     4.9   Payment of Taxes....................................................................................................   30
     4.10  Performance of Agreements...........................................................................................   30
     4.11  Employee Benefit Plans..............................................................................................   30
     4.12  Intellectual Property...............................................................................................   31
     4.13  Broker's Fees.......................................................................................................   31
     4.14  Environmental Compliance............................................................................................   31
     4.15  Solvency............................................................................................................   31

     4.16  Disclosure..........................................................................................................   31
     4.17  Insurance...........................................................................................................   32
     4.18  Compliance with Laws................................................................................................   33
     4.19  Bank Accounts.......................................................................................................   33
     4.20  Employee Matters....................................................................................................   33
     4.21  Governmental Regulation.............................................................................................   33
     4.22  Access to Accountants and Management................................................................................   33
     4.23  Inspection..........................................................................................................   34
     4.24  Collateral Records..................................................................................................   34
     4.25  Collection of Accounts and Payments.................................................................................   34
     4.26  Inactive Subsidiaries...............................................................................................   35
     4.27  Obligations Constitute Senior Indebtedness under Senior Subordinated Note...........................................   35

SECTION 5.  REPORTING AND OTHER AFFIRMATIVE COVENANTS..........................................................................   35
     5.1   Financial Statements and Other Reports..............................................................................   35
     5.2   Endorsement.........................................................................................................   35
     5.3   Maintenance of Properties...........................................................................................   35
     5.4   Compliance with Laws................................................................................................   36
     5.5   Further Assurances..................................................................................................   36
     5.6   Mortgages; Title Insurance; Surveys.................................................................................   36
           (A)  Title Insurance................................................................................................   36
           (B)  Additional Mortgaged Property..................................................................................   36
           (C)  Surveys........................................................................................................   37
     5.7   Use of Proceeds and Margin Security.................................................................................   37
     5.8   Bailee..............................................................................................................   37
     5.9   Third Party Inventory...............................................................................................   37
     5.10  Pledge of Assets and Execution of Guaranties by Foreign Subsidiaries of Borrower....................................   37
     5.11  Pledge of Assets and Execution of Guaranties by Inactive Subsidiaries which become Active
           Subsidiaries........................................................................................................   38
     5.12  Inclusion of BancTec (Canada), Inc. as CoBorrower...................................................................   38
     5.13  Pledge of Assets and Execution of Guaranty of BancTec (Puerto Rico), Inc............................................   38
     5.14  Delivery of Good Standing Certificates..............................................................................   39
     5.15  Delivery of Original Stock Certificates.............................................................................   39
     5.16  Schedules to Trademark Security Agreement, Copyright Security Agreement and Patent Security
           Agreement...........................................................................................................   39

SECTION 6.  FINANCIAL COVENANTS................................................................................................   39

SECTION 7.  NEGATIVE COVENANTS.................................................................................................   39
     [7.1  Indebtedness and Liabilities........................................................................................   40
     7.2   Guaranties..........................................................................................................   41
     7.3   Transfers, Liens and Related Matters................................................................................   41
           (A)  Transfers......................................................................................................   41
           (B)  Liens..........................................................................................................   41

           (C)  No Negative Pledges............................................................................................   42
           (D)  No Restrictions on Subsidiary Distributions to Borrower........................................................   42
     7.4   Investments and Loans...............................................................................................   43
     7.5   Restricted Junior Payments..........................................................................................   43
     7.6   Restriction on Fundamental Changes..................................................................................   43
     7.7   Changes Relating to Subordinated Debt...............................................................................   43
     7.8   Transactions with Affiliates........................................................................................   44
     7.9   Conduct of Business.................................................................................................   44
     7.10  Tax Consolidations..................................................................................................   44
     7.11  Subsidiaries........................................................................................................   44
     7.12  Fiscal Year; Tax Designation........................................................................................   44
     7.13  Press Release; Public Offering Materials............................................................................   44
     7.14  Bank Accounts.......................................................................................................   44
     7.15  IRS Form 8821.......................................................................................................   45

SECTION 8.  DEFAULT, RIGHTS AND REMEDIES.......................................................................................   45
     8.1   Event of Default....................................................................................................   45
           (A)  Payment........................................................................................................   45
           (B)  Default in Other Agreements....................................................................................   45
           (C)  Breach of Certain Provisions...................................................................................   45
           (D)  Breach of Warranty.............................................................................................   45
           (E)  Other Defaults Under Loan Documents............................................................................   45
           (F)  Change in Control..............................................................................................   46
           (G)  Involuntary Bankruptcy; Appointment of Receiver, etc...........................................................   46
           (H)  Voluntary Bankruptcy; Appointment of Receiver, etc.............................................................   46
           (I)  Liens..........................................................................................................   46
           (J)  Judgment and Attachments.......................................................................................   47
           (K)  Dissolution....................................................................................................   47
           (L)  Solvency.......................................................................................................   47
           (M)  Injunction.....................................................................................................   47
           (N)  Invalidity of Loan Documents...................................................................................   47
           (O)  Failure of Security............................................................................................   47
           (P)  Damage, Strike, Casualty.......................................................................................   47
           (Q)  Licenses and Permits...........................................................................................   48
           (R)  Forfeiture.....................................................................................................   48
     8.2   Suspension of Commitments...........................................................................................   48
     8.3   Acceleration........................................................................................................   48
     8.4   Remedies............................................................................................................   48
     8.5   Appointment of AttorneyinFact.......................................................................................   49
     8.6   Limitation on Duty of Agent with Respect to Collateral..............................................................   50
     8.7   Application of Proceeds.............................................................................................   50
     8.8   License of Intellectual Property....................................................................................   50
     8.9   Waivers; NonExclusive Remedies......................................................................................   51

SECTION 9.  AGENT..............................................................................................................   51
     9.1   Agent...............................................................................................................   51

           (A)  Appointment....................................................................................................   51
           (B)  Nature of Duties...............................................................................................   51
           (C)  Rights, Exculpation, Etc.......................................................................................   52
           (D)  Reliance.......................................................................................................   53
           (E)  Indemnification................................................................................................   53
           (F)  Heller Individually............................................................................................   53
           (G)  Successor Agent................................................................................................   54
                (1)  Resignation...............................................................................................   54
                (2)  Appointment of Successor..................................................................................   54
                (3)  Successor Agent...........................................................................................   54
           (H)  Collateral Matters.............................................................................................   54
                (1)  Release of Collateral.....................................................................................   54
                (2)  Confirmation of Authority; Execution of Releases..........................................................   55
                (3)  Absence of Duty...........................................................................................   55
           (I)  Agency for Perfection..........................................................................................   56
           (J)  Exercise of Remedies...........................................................................................   56
     9.2   Notice of Default...................................................................................................   56
     9.3   Action by Agent.....................................................................................................   57
     9.4   Amendments, Waivers and Consents....................................................................................   57
           (A)  Percentage of Lenders Required.................................................................................   57
           (B)  Specific Purpose or Intent.....................................................................................   58
           (C)  Failure to Give Consent; Replacement of NonConsenting Lender...................................................   58
     9.5   Assignments and Participations in Loans.............................................................................   58
           (A)  Assignments....................................................................................................   58
           (B)  Participations.................................................................................................   59
           (C)  No Relief of Obligations; Cooperation; Ability to Make LIBOR Loans.............................................   59
           (D)  Security Interests; Assignment to Affiliates...................................................................   60
           (E)  Recording of Assignments.......................................................................................   60
     9.6   Set Off and Sharing of Payments.....................................................................................   61
     9.7   Disbursement of Funds...............................................................................................   61
     9.8   Settlements, Payments and Information...............................................................................   61
           (A)  Revolving Advances and Payments; Fee Payments..................................................................   61
                (1)  Fluctuation of Revolving Loan Balance.....................................................................   61
                (2)  Settlement Dates..........................................................................................   62
                (3)  Settlement Definitions....................................................................................   62
                (4)  Settlement Payments.......................................................................................   63
           (B)  [Intentionally Omitted]........................................................................................   63
           (C)  Return of Payments.............................................................................................   63
                (1)  Recovery After NonReceipt of Expected Payment.............................................................   63
                (2)  Recovery of Returned Payment..............................................................................   64
     9.9   Discretionary Advances..............................................................................................   64

SECTION 10.  MISCELLANEOUS.....................................................................................................   64
     10.1  Expenses and Attorneys' Fees........................................................................................   64

     10.2  Indemnity...........................................................................................................   65
     10.3  Notices.............................................................................................................   65
     10.4  Survival of Representations and Warranties and Certain Agreements...................................................   66
     10.5  Indulgence Not Waiver...............................................................................................   67
     10.6  Marshaling; Payments Set Aside......................................................................................   67
     10.7  Entire Agreement....................................................................................................   67
     10.8  Severability........................................................................................................   67
     10.9  Lenders' Obligations Several; Independent Nature of Lenders' Rights.................................................   67
     10.10 Headings............................................................................................................   68
     10.11 APPLICABLE LAW......................................................................................................   68
     10.12 Successors and Assigns..............................................................................................   68
     10.13 No Fiduciary Relationship; No Duty; Limitation of Liabilities.......................................................   68
           (A)  No Fiduciary Relationship......................................................................................   68
           (B)  No Duty........................................................................................................   68
           (C)  Limitation of Liabilities......................................................................................   68
     10.14 CONSENT TO JURISDICTION.............................................................................................   69
     10.15 WAIVER OF JURY TRIAL................................................................................................   70
     10.16 Construction........................................................................................................   70
     10.17 Counterparts; Effectiveness.........................................................................................   70
     10.18 Confidentiality.....................................................................................................   70

SECTION 11.  DEFINITIONS AND ACCOUNTING TERMS..................................................................................   71
     11.1  Certain Defined Terms...............................................................................................   71
     11.2  Accounting Terms....................................................................................................   89
     11.3  Other Definitional Provisions.......................................................................................   90

                            INDEX OF DEFINED TERMS

     Defined Term                      Defined in Section
     ------------                      ------------------
     Accounting Changes                     (S)11.2
     Accounts                               (S)11.1
     Additional Mortgaged Property          (S)11.1
     Adjustment Date                        (S)2.2(A)
     Advance                                (S)11.1
     Affected Lender                        (S)2.11
     Affiliate                              (S)11.1
     Agent                                  (S)11.1
     Agent's Account                        (S)11.1
     Agreement                              (S)11.1
     All Obligations Collateral             (S)2.7
     Asset Disposition                      (S)11.1
     Assignment and Acceptance Agreement    (S)11.1
     Availability                           (S)11.1
     Average Daily Availability             (S)11.1
     Bank Letter of Credit                  (S)11.1
     Base Rate                              (S)11.1
     Base Rate Loans                        (S)11.1
     Base Rate Margin                       (S)2.2(A)
     Blocked Accounts                       (S)4.25
     Borrower                               Recitals
     Borrower's Accountants                 (S)11.1
     Borrowing Base                         (S)2.1(B)(2)
     Borrowing Base Certificate             (S)11.1
     Business Day                           (S)11.1
     Calculation Period                     (S)2.2(A)
     Capital Expenditures                   (S)11.1
     Capital Lease                          (S)11.1
     Cash Equivalents                       (S)11.1
     Certificate of Exemption               (S)2.9(C)
     Closing Date                           (S)11.1
     Closing Date Mortgaged Property        (S)11.1
     Collateral                             (S)2.7
     Collecting Banks                       (S)4.25
     Commitment(s)                          (S)11.1
     Compliance and Pricing Certificate     (S)11.1
     Consolidated Net Tangible Assets       (S)11.1
     Daily Interest Amount                  (S)9.8(A)(3)
     Daily Interest Rate                    (S)9.8(A)(3)
     Daily Loan Balance                     (S)9.8(A)(3)
     Default                                (S)11.1

                            INDEX OF DEFINED TERMS
                                  (Continued)


     Defined Term                Defined in Section
     ------------                ------------------
     Defaulted Amount                (S)11.1
     Defaulting Lender               (S)11.1
     Default Rate                    (S)2.2(A)
     Designated Account Debtors      (S)11.1
     Dilution Reserve                (S)2.1(B)(2)
     EBITDA                          (S)11.1
     Eligible Accounts               (S)2.1(D)
     Eligible Assignee               (S)11.1
     Eligible Field Spare Parts      (S)2.1(D)
     Eligible Inventory              (S)2.1(D)
     Employee Benefit Plan           (S)11.1
     Environmental Claims            (S)11.1
     Environmental Laws              (S)11.1
     Equipment                       (S)11.1
     ERISA                           (S)11.1
     ERISA Affiliate                 (S)11.1
     Event of Default                (S)8.1
     Excess Interest                 (S)2.2(C)
     Federal Funds Effective Rate    (S)11.1
     Field Spare Parts               (S)11.1
     Fiscal Year                     (S)11.1
     Fixed Charge Coverage           (S)11.1
     Fixed Charges                   (S)11.1
     Foreign Lender                  (S)2.9(C)
     Funding Date                    (S)11.1
     GAAP                            (S)11.1
     Guarantor                       (S)11.1
     Hazardous Material              (S)11.1
     Heller                          Recitals
     Indebtedness                    (S)11.1
     Indemnified Liabilities         (S)10.2
     Indemnitees                     (S)10.2
     Intangible Assets               (S)11.1
     Intellectual Property           (S)11.1
     Interest Expense                (S)11.1
     Interest Period                 (S)11.1
     Interest Rate                   (S)2.2(A)
     Interest Rate Agreement         (S)5.10
     Interest Ratio                  (S)9.8(A)(3)
     Interest Settlement Date        (S)9.8(A)(4)

                            INDEX OF DEFINED TERMS
                                  (Continued)


     Defined Term                 Defined in Section
     ------------                 ------------------
     Inventory                         (S)11.1
     IRC                               (S)11.1
     IRS                               (S)7.15
     Issuing Lender                    (S)2.1(I)(2)
     Lender(s)                         Recitals
     Lender Letter of Credit           (S)2.1(H)
     Letter of Credit Liability        (S)11.1
     Letter of Credit Reserve          (S)11.1
     Letter of Non-Exemption           (S)2.9(C)
     Liabilities                       (S)11.1
     LIBOR                             (S)11.1
     LIBOR Loans                       (S)11.1
     LIBOR Margin                      (S)2.2(A)
     Lien                              (S)11.1
     Loan or Loans                     (S)11.1
     Loan Documents                    (S)11.1
     Loan Party                        (S)11.1
     Loan Year                         (S)11.1
     London Banking Day                (S)11.1
     Material Adverse Effect           (S)11.1
     Maximum Rate                      (S)2.2(C)
     Maximum Revolving Loan Amount     (S)2.1(B)(1)
     Maximum Swingline Loan Amount     (S)11.1
     Mortgage                          (S)11.1
     Mortgage Policies                 (S)5.6(A)
     Mortgaged Property                (S)11.1
     Non-All Obligations Collateral    (S)2.7
     Notes                             (S)11.1
     Notice of Borrowing               (S)11.1
     Obligations                       (S)11.1
     Operating Cash Flow               (S)11.1
     Permitted Encumbrances            (S)11.1
     Person                            (S)11.1
     Pro Rata Share                    (S)11.1
     Projections                       (S)11.1
     Real Property Advance Amount      (S)11.1
     Register                          (S)9.5(E)
     Related Fund                      (S)9.5(D)

                            INDEX OF DEFINED TERMS
                                  (Continued)


     Defined Term                        Defined in Section
     ------------                        ------------------
     Replacement Lender                        (S)2.11
     Requisite Lenders                         (S)11.1
     Restricted Junior Payment                 (S)11.1
     Revolving Advance                         (S)11.1
     Revolving Loan                            (S)11.1
     Revolving Loan Commitment                 (S)11.1
     Revolving Note                            (S)11.1
     Settlement Date                           (S)9.8(A)(2)
     Stock Pledge Agreements                   (S)11.1
     Subordinated Debt                         (S)11.1
     Subsidiary                                (S)11.1
     Swingline Advance                         (S)11.1
     Swingline Lender                          (S)11.1
     Swingline Loan                            (S)11.1
     Swingline Note                            (S)11.1
     Tax Liabilities                           (S)2.9(A)
     Termination Date                          (S)2.5
     Total Loan Commitment                     (S)11.1
     UCC                                       (S)11.1
     Unsecured Senior Notes                    (S)11.1
     Unsecured Senior Notes Indenture          (S)11.1
     Unsecured Senior Notes Permitted Liens
          Limitation                           (S)11.1
     WCAS                                      (S)11.1
     Working Capital                           (S)11.1

                          LOAN AND SECURITY AGREEMENT

          This AGREEMENT is dated as of May 30, 2001 and entered into among BANCTEC, INC., a Delaware corporation ("Borrower"), the financial institution(s) listed on the signature pages hereof, and their respective successors and Eligible Assignees (each individually a "Lender" and collectively "Lenders") and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller"), for itself as a Lender and as Agent.

          WHEREAS, Borrower desires that Lenders extend a credit (i) to refinance the present indebtedness of Borrower pursuant to that certain Credit Agreement, dated as of July 22, 1999, executed by Borrower, Chase Bank of Texas, N.A., et al., as amended, (ii) to finance fees and expenses relating to the credit facility, and (iii) to provide working capital financing and to provide funds for other general corporate purposes; and

          WHEREAS, to secure Borrower's obligations under the Loan Documents Borrower is granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon certain of Borrower's property; and

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Agent and Lenders agree as follows:

               SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS
                           --------------------------------

          1.1  Certain Defined Terms.  The capitalized terms not otherwise
               ---------------------
defined in this Agreement and the accounting terms used in this Agreement shall have the meanings set forth in Section 11 of this Agreement:
                               ----------

               SECTION 2.  LOANS AND COLLATERAL
                           --------------------

          2.1  Loans.
               -----

               (A)  [Intentionally Omitted]

               (B)  Revolving Loan. Each Lender, severally, agrees to lend to
                    --------------
Borrower from time to time its Pro Rata Share of each advance under the Revolving Loan Commitment. The aggregate amount of the Revolving Loan Commitment shall not exceed at any time $100,000,000.00. Amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the
     -----------------
earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date.  Except as otherwise provided
--------------
herein, no Lender shall have any obligation to make a Revolving Advance to the extent such Revolving Advance would cause the

Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

               "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitments of all Lenders less the sum of the Letter of Credit Reserve and the Swingline Loan and (b) the
----
Borrowing Base less the sum of the Letter of Credit Reserve and the Swingline
               ----
Loan.

               "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) 85.00% of Eligible Accounts less Dilution Reserves, plus (b) 50.00% of Eligible Accrued Unbilled Accounts less Dilution
          ----
Reserves; plus (c) the lesser of (i) $30,000,000, or (ii) 85.00% of the net
          ----     -------------
orderly liquidation value of Eligible Inventory (net orderly liquidation value to be determined in a manner and pursuant to documentation satisfactory to Agent, in its reasonable credit judgment) or (iii) 50.00% of Eligible Inventory, plus (c) the lesser of (i) the Unsecured Senior Notes Permitted Liens Limitation
----     -------------
or (ii) (A) the lesser of (1) $20,000,000, or (2) 85.00% of the net orderly
            -------------
liquidation value of Eligible Field Spare Parts (net orderly liquidation value to be determined in a manner and pursuant to documentation satisfactory to Agent, in its reasonable credit judgment), or (3) 50.00% of Eligible Field Spare Parts, plus (B) the Real Property Advance Amount and less, in each case, such
       ----
reserves as Agent in its reasonable credit judgment may elect to establish. "Dilution Reserve" means, as of any date of determination, a reserve for the amount by which the total dilution of Accounts exceeds five percent (5%); with dilution referring to all actual and potential offsets to an Account, including, without limitation, customer payment and/or volume discounts, write-offs, credit memoranda, returns and allowances, and billing errors. The Dilution Reserve shall be adjusted after each field examination audit of the Collateral conducted by Agent or any authorized representative designated by Agent.

               (C)  [Intentionally Omitted]

               (D)  Eligible Collateral.
                    -------------------

               "Accrued Unbilled Account" means any unbilled Account generated in the ordinary course of Borrower's business which (i) pursuant to GAAP Borrower has completed the work regarding and has earned the right for payment of, but the amount of which Borrower has not yet invoiced, and (ii) on the records of Borrower the amount of which until invoiced is credited to revenue with the amount of the unbilled Account debited, with such entries being reversed upon the invoicing of such Account.

               "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, the Agent may determine that the following Accounts are not Eligible
Accounts:

                    (1) Accounts (a) from account debtors other than Designated Account Debts which, at the date of issuance of the respective invoice therefor, were payable more than ninety (90) days after the date of issuance, and (b) from Designated Account Debtors which, at the date of the respective invoice therefore, were payable more than one hundred twenty (120) days after the date of issuance;

                    (2) Accounts (a) from account debtors other than Designated Account Debtors which remain unpaid for more than sixty (60) days after the due date specified in the original invoice or for more than ninety (90) days after invoice date if no due date was specified, and (b) from Designated Account Debtors which remain unpaid for more than ninety (90) days after the due date specified in the original invoice or for more than one hundred twenty (120) days after invoice date if no due date was specified.

                    (3) Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by Borrower, but only to the extent of such credit;

                    (4) Accounts due from an account debtor whose principal place of business is located outside the United States of America or Canada unless such Account is backed by a letter of credit, in form and substance acceptable to Agent and issued or confirmed by a bank that is organized under the laws of the United States of America or a State thereof, that is acceptable to Agent; provided that such letter of credit has been delivered to Agent as
          --------
additional Collateral;

                    (5) Accounts due from an account debtor which Agent has notified Borrower does not have a satisfactory credit standing;

                    (6) Accounts in excess of an aggregate face amount of $50,000 with respect to which the account debtor is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof, unless Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act of 1940 as amended (31 U.S.C.
Section 3727 et seq.) or any applicable statute or municipal ordinance of similar purpose and effect;

                    (7) Accounts with respect to which the account debtor is an Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its Affiliates;

                    (8) Accounts (a) due from an account debtor other than a Designated Account Debtor if more than fifty percent (50%) of the aggregate amount of Accounts of such account debtor have at the time remained unpaid for more than sixty (60) days after due date or ninety (90) days after the invoice date if no due date was specified, and (b) due from a Designated Account Debtor if more than twenty-five percent (25%) of the aggregate amount of Accounts of such account debtor have at the time remained unpaid for more than ninety (90) days after due date or one hundred twenty (120) days after the invoice date if no due date was specified;

                    (9) Accounts with respect to which there is any unresolved dispute with the respective account debtor (but only to the extent of such dispute);

                    (10) Accounts evidenced by an "instrument" or "chattel paper" (as defined in the UCC) not in the possession of Agent, on behalf of itself and Lenders;

                    (11) Accounts with respect to which Agent, on behalf of itself and Lenders, does not have a valid, first priority and fully perfected security interest;

                    (12) Accounts subject to any Lien except those in favor of Agent, on behalf of itself and Lenders;

                    (13) Accounts with respect to which the account debtor is the subject of any bankruptcy or other insolvency proceeding;

                    (14) Accounts due from an account debtor to the extent that such Accounts exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date;

                    (15) Accounts with respect to which the account debtor's obligation to pay is conditional or subject to a repurchase obligation or contractual right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

                    (16) Unless Borrower has either qualified as a foreign corporation authorized to transact business in New Jersey or any other state described in this paragraph or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year, Accounts with respect to which the account debtor is located in New Jersey or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing; and

                    (17) Accounts with respect to which the account debtor is a creditor of Borrower; provided, however, that any such Account shall only be
                      --------  -------
ineligible as to that portion of such Account which is less than or equal to the amount owed by Borrower to such Person.

               In no event shall an Eligible Accrued Unbilled Account constitute an Eligible Account for purposes of the Borrowing Base.

               "Eligible Accrued Unbilled Accounts" means, as at any date of determination, the aggregate of all Accrued Unbilled Accounts that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, the Agent may determine that if such Accrued Unbilled Account would not (other than the fact of being not yet invoiced) otherwise constitute an Eligible Account, such Accrued Unbilled Account shall not constitute an Eligible Accrued Unbilled Account.

               "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis or a moving average basis) of all Inventory owned by Borrower and located in the United States of America that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, the Agent may determine that the following is not Eligible Inventory:
(a) work-in-process; (b) finished goods which do not meet the specifications of the purchase order for such goods; (c) Inventory which Agent determines, in its reasonable credit judgment, is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (d) packaging, shipping materials or supplies consumed in Borrower's business; (e) Inventory with respect to which Agent, on behalf of itself and Lenders, does not have a valid, first priority and fully perfected security interest; (f) Inventory with respect to which there exists any Lien in favor of any Person other than Agent, on behalf of itself and Lenders; (g) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215
(a)(i) or any replacement statute; (h) Inventory located at any location other than those identified pursuant to Schedule 2.1D (as such Schedule 2.1D may be
                                  -------------          -------------
amended from time to time with the consent of Agent); (i) Inventory located at a vendor's location or with a consignee; (j) Inventory located with a warehouseman, bailee, processor or similar third party, unless such Person has executed a waiver of interest satisfactory to Agent; (k) unless otherwise agreed to by Agent, Inventory in any location for which Agent has not received an agreement, in form and substance acceptable to Agent, acknowledging Agent's rights and waiving its own interest in such Inventory from each lessor and sublessor of such location (in the case of a location not owned by Borrower) and each mortgagee (other than if the mortgagee is Agent) of such location (in the case of a location owned by Borrower), provided, however, that
                                                        --------  -------
as to the locations listed on Schedule 2.1D, the failure of Agent to receive such an agreement shall not by itself constitute a basis for Agent to exclude the Inventory at such location from being Eligible Inventory, though the foregoing shall in no event limit the ability of Agent to establish such reserves as Agent in its reasonable credit judgment determines should be established against the Loans due to the lack of such an agreement at such location, and (l) any Field Spare Parts.

               "Eligible Field Spare Parts" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis or a moving average basis or last purchase price basis) of all Field Spare Parts and located in the United States of America that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, the Agent may determine that the following is not Eligible Field Spare Parts: (a) Field Spare Parts that are not readily marketable in their current form; (b) Field Spare Parts which do not meet the specifications of the purchase order for such goods; (c) Field Spare Parts which Agent determines, in its reasonable credit judgment, are unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (d) Field Spare Parts with respect to which Agent, on behalf of itself and Lenders, does not have a valid, first priority and fully perfected security interest; (e) Field Spare Parts with respect to which there exist any Lien in favor of any Person other than Agent, on behalf of itself and Lenders; (f) Field Spare Parts produced in violation of the Fair Labor standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i) or any replacement statute; (g) Field Spare Parts located at a location other than those identified pursuant to Schedule 2.1D (as such Schedule 2.1D may be amended
                             -------------          -------------
from time to time with the consent of Agent); (h) Field Spare Parts located at a vendor's location or with a consignee; (i) Field Spare Parts located with a warehouseman, bailee, processor or similar third party, unless such Person has executed a waiver of interest satisfactory to Agent; and (j) unless otherwise agreed to by Agent, Field Spare Parts in any location for which Agent has not received an agreement, in form and substance acceptable to Agent, acknowledging Agent's rights and waiving its own interest in such Field Spare Parts from each lessor and sublessor of such location (in the case of a location not owned by Borrower) and each mortgagee (other than if the mortgagee is Agent) of such location (in the case of a location owned by Borrower); provided, however, that
                                                        --------  -------
as to the locations listed on Schedule 2.1D, the failure of Agent to receive such an agreement shall not by itself constitute a basis for Agent to exclude the Field Spare Parts at such location from being Eligible Field Spare Parts, though the foregoing shall in no event limit the ability of Agent to establish such reserves as Agent in its reasonable credit judgment determines should be established against the Loans due to the lack of such an agreement at such location.

               (E)  Swingline Loan.  Agent may convert any request by Borrower
                    --------------
for a Revolving Advance into a request for an advance under the Swingline Loan in an amount not to exceed $10,000,000. The Swingline Loan shall be a Base Rate Loan and shall not exceed in the aggregate at any time outstanding the Maximum Swingline Loan Amount. In the event that on any Business Day Swingline Lender desires that all or any portion of the Swingline Loan should be reduced in whole or in part, Swingline Lender shall promptly notify Agent to that effect and indicate the portion of the Swingline Loan to be reduced. Agent agrees to transmit to Lenders the information contained in each notice received by Agent from Swingline Lender and shall concurrently notify Lenders of each Lender's Pro Rata Share of the obligation to make a Revolving Advance to repay the Swingline Loan (or portion thereof).

               Each of the Lenders hereby unconditionally and irrevocably agrees to fund to Agent for the benefit of Swingline Lender, in lawful money of the United States and in same day funds, not later than 1:00 p.m. Chicago time on the Business Day immediately following the Business Day of such Lender's receipt of such notice from Agent (provided that if any Lender shall receive such notice at or prior to 11:00 a.m. Chicago time on a Business Day, such funding shall be made by such Lender on such Business Day), such Lender's Pro Rata Share of a Revolving Advance (which Revolving Advance shall be a Base Rate Loan and shall be deemed to be requested by Borrower) in the principal amount of such portion of the Swingline Loan which is required to be paid to Swingline Lender under this subsection 2.1 (E) (regardless of whether the conditions precedent thereto
     ------------------
set forth in Section 3 and the Conditions Rider are then satisfied and whether
             ---------
or not Borrower has provided a notice of borrowing under subsection 2.1(F) and
                                                         -----------------
whether or not any Default or Event of Default exists or all or any of the Loans have been accelerated, but subject to the other provisions of this subsection
                                                                   ----------
2.1(E)). The proceeds of any such Revolving Advance shall be immediately paid
------
over to Agent for the benefit of Swingline Lender for application to the Swingline Loan.

               In the event that an Event of Default shall occur and either (i) such Event of Default is of the type described in subsection 8.1 (G) or (H)
                                                  -------------------------
hereof or (ii) no further Revolving Advances are being made under this Agreement, so long as any such Event of Default is continuing, then, each of the Lenders (other than Swingline Lender) shall be deemed to have irrevocably, unconditionally and immediately purchased a participation in the Swingline Loan from Swingline Lender in an amount equal to such Lender's Pro Rata Share of the Revolving Loan Commitment multiplied by the total amount of the Swingline Loan outstanding. Each Lender shall effect such purchase by making available the amount of such Lender's participation in the Swingline Loan in U.S. Dollars in immediately available funds to Agent's Account for the benefit of Swingline Lender. In the event any Lender fails to make available to Swingline Lender when due the amount of such Lender's participation in the Swingline Loan, Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate. Each such purchase by a Lender shall be made without recourse to Swingline Lender, without representation or warranty of any kind, and shall be effected and evidenced pursuant to documents reasonably acceptable to Swingline Lender. The obligations of the Lenders under this subsection 2.1 (E) shall be absolute,
                                          ------------------
irrevocable and unconditional, shall be made under all circumstances and shall not be affected, reduced or impaired for any reason whatsoever.

               (F)  Borrowing Mechanics.  (1) LIBOR Loans made on any Funding
                    -------------------
Date shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $500,000 in excess of such amount. (2) On any day when Borrower desires a Revolving Advance under this subsection 2.1, Borrower shall give Agent
                                       --------------
written or telephonic notice of the proposed borrowing by 11:00 a.m. Chicago time on the Funding Date of a Base Rate Loan less than $5,000,000, written or telephonic notice by 11:00 a.m. Chicago time one (1) Business Day prior to the Funding Date of a Base Rate Loan equal to or greater than $5,000,000, and three
(3) Business Days in advance of the Funding Date of a LIBOR Loan, which notice shall specify the proposed Funding Date (which shall be a Business Day), whether such Loans shall consist of Base Rate Loans or LIBOR Loans, and, for LIBOR Loans, the Interest Period applicable thereto. Any such telephonic notice shall be confirmed with a Notice of Borrowing on the same day as such request. Neither Agent nor Lender shall incur any liability to Borrower for acting upon any telephonic notice or a Notice of Borrowing Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection
                                                                    ----------
2.1(F). Neither Agent nor Lender will be required to make any advance pursuant
------
to any telephonic or written notice or a Notice of Borrowing, unless all of the terms and conditions set forth in Section 3 and the Conditions Rider have been
                                  ---------
satisfied and Agent has also received the most recent Borrowing Base Certificate and all other documents required under Section 5 and the Reporting Rider by
                                       ---------
11:00 a.m. Chicago time on the date of such funding request. Each Advance shall be deposited by wire transfer in immediately available funds in such account as Borrower may from time to time designate to Agent in writing. The becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, Lender Letter of Credit reimbursement obligation, accrued interest, fees, compensation or any other amounts shall be deemed irrevocably to be an automatic request by Borrower for a Revolving Advance, which shall be a Base Rate Loan on the due date of, and in the amount required to pay (as set forth on Agent's books and records), such principal, Lender Letter of Credit reimbursement obligation, accrued interest fees, compensation or any other amounts.

               (G)  Notes.  Borrower shall execute and deliver to each Lender
                    -----
with appropriate insertions Notes to evidence such Lender's Commitments.  In the event of an assignment under subsection 9.5, Borrower shall, upon surrender
                                 --------------
of the assigning Lender's Notes, issue new Notes to reflect the interest held by the assigning Lender and its Eligible Assignee.

               (H)  Letters of Credit. The Revolving Loan Commitments may, in
                    -----------------
addition to Revolving Advances, be utilized, upon the request of Borrower, for
(i) the issuance of letters of credit by Agent; or with Agent's consent any Lender, or (ii) the issuance by Agent of risk participations to banks to induce such banks to issue Bank Letters of Credit for the account of Borrower (each of (i) and (ii) above a "Lender Letter of Credit"). Each Lender shall be deemed to have purchased a participation in each Lender Letter of Credit issued on behalf of Borrower in an amount equal to its Pro Rata Share thereof. In no event shall any Lender Letter of Credit be issued to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance), plus the Revolving Loan, plus the Swingline Loan to exceed the lesser of (x) the Borrowing Base and (y) the Revolving Loan Commitments.

                    (1)  Maximum Amount.  The aggregate amount of Letter of
                         --------------
Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $5,000,000.00.

                    (2)  Reimbursement.  Borrower shall be irrevocably and
                         -------------
unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent or the issuer for any amounts paid with respect to a Lender Letter of Credit including all fees, costs and expenses paid to any bank that issues a Bank Letter of Credit. Borrower hereby authorizes and directs Agent, at Agent's option, to debit Borrower's account (by increasing the Revolving Loan) in the amount of any payment made with respect to any Lender Letter of Credit. In the event that Agent elects not to debit Borrower's account and Borrower fails to reimburse Agent in full on the date of any payment under a Lender Letter of Credit, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender, on the next Business Day, shall deliver to Agent an amount equal to its respective participation in same day funds. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 and the Conditions Rider. In the event any
                       ---------
Lender fails to make available to Agent the amount of such Lender's participation in such Lender Letter of Credit, Agent shall be entitled to recover such amount on demand from such Lender together with interest on such amount calculated at the Base Rate.

                    (3)  Request for Letters of Credit.  Borrower shall give
                         -----------------------------
Agent at least three (3) Business Days prior notice specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the letter of credit being requested. Any letter of credit which Borrower requests must be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty (30) days prior to the Termination Date.

               (I)  Other Letter of Credit Provisions.
                    ---------------------------------

                    (1)  Obligations Absolute.  The obligation of Borrower to
                         --------------------
reimburse Agent or any Lender for payments made under, and other amounts payable in connection with, any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement including, without limitation, the following circumstances:

                         (a) any lack of validity or enforceability of any
Lender Letter of Credit, or any other agreement;

                         (b) the existence of any claim, set-off, defense or
other right which Borrower, any of its Affiliates, Agent or any Lender, on the one hand, may at any time have against any beneficiary or transferee of any Lender Letter of Credit (or any Persons for whom any such transferee may be acting), Agent, any Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary of the Lender Letter of Credit);

                         (c) any draft, demand, certificate or any other
document presented under any Lender Letter of Credit is alleged to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (d) any adverse change in the business, operations,
properties, assets, condition (financial or otherwise) or prospects of Loan Parties or any of their Subsidiaries;

                         (e) any breach of this Agreement or any other Loan
Document by any party thereto;

                         (f) any other circumstance or happening whatsoever,
whether or not similar to any of the foregoing;

                         (g) the fact that a Default or an Event of Default
shall have occurred and be continuing; or

                         (h)  payment under any Lender Letter of Credit against
presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Letter of Credit; provided that, in the
                                                       --------
case of any payment by Agent or a Lender under any Lender Letter of Credit, Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit.

                    (2)  Nature of Lender's Duties.  As between any Lender that
                         -------------------------
issues a Lender Letter of Credit (an "Issuing Lender"), on the one hand, and all Lenders on the other hand, all Lenders assume all risks of the acts and omissions of, or misuse of any Lender Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, neither Agent nor any Issuing Lender shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment under any
                           --------
such Lender Letter of Credit, any Issuing Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under any such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any such Lender Letter of Credit; (g) for the credit of the proceeds of any drawing under any such Lender Letter of Credit; and (h) for any consequences arising from causes beyond the control of Agent or any Lender as the case may be.

                    (3)  Liability.  Subject to Section 2.1(I)(2) above, in
                         ---------              -----------------
furtherance and extension of and not in limitation of, the specific provisions herein above set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to Borrower or any other Lender.

               (J)  Availability of a Lender's Pro Rata Share.
                    -----------------------------------------

                    (1)  Lender's Amounts Available on a Funding Date.  Unless
                         --------------------------------------------
Agent receives written notice from a Lender on or prior to any Funding Date that such Lender will not make available to Agent as and when required such Lender's Pro Rata Share of any requested Loan or Advance, Agent may assume that each Lender will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount.

                    (2)  Lender's Failure to Fund.  A Defaulting Lender shall
                         ------------------------
pay interest to Agent at the Federal Funds Effective Rate on the Defaulted Amount from the Business Day following the applicable Funding Date of such Defaulted Amount until the date such Defaulted Amount is paid to Agent. A notice of Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not paid when due to Agent, Agent, at its option, may notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay the unpaid amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Lenders on such Funding Date. The failure of any Lender to make available any portion of its Commitment on any Funding Date or to fund its participation in a Lender Letter of Credit or Swingline Loan shall not relieve any other Lender of any obligation hereunder to fund such Lender's Commitment on such Funding Date or to fund any such participation, but no Lender shall be responsible for the failure of any other Lender to honor its Commitment on any Funding Date or to fund any participation to be funded by any other Lender.

                    (3)  Payments to a Defaulting Lender.  Agent shall not be
                         -------------------------------
obligated to transfer to a Defaulting Lender any payment made by Borrower to Agent or any amount otherwise received by Agent for application to the Obligations nor shall a Defaulting Lender be entitled to the sharing of any interest, fees or payments hereunder.

                    (4)  Defaulting Lender's Right to Vote.  For purposes of
                         ---------------------------------
voting or consenting to matters with respect to (i) the Loan Documents or (ii) any other matter concerning the Loans, a Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitments and outstanding Loans and Advances shall be deemed to be zero.

          2.2  Interest.
               --------

               (A)  Rate of Interest.  From the date the Loans are made and the
                    ----------------
date the other Obligations become due the Loans and the other Obligations shall bear interest at the applicable rates set forth below (collectively, the "Interest Rate"):

                    (1) The Revolving Loan and all other Obligations for which no other interest rate is specified shall bear interest as follows:

                        (a) If a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin applicable to Revolving Loans.

                        (b) If a LIBOR Loan, then at the sum of the LIBOR plus the LIBOR Margin applicable to Revolving Loans.

                    (2) The Swingline Loan shall bear interest at the sum of the Base Rate plus the Base Rate Margin applicable to the Swingline Loan.

               Subject to the provisions of subsection 2.1(F), Borrower shall designate to Agent whether a Loan shall be a Base Rate or LIBOR Loan at the time a Notice of Borrowing is given pursuant to subsection 2.1(F). Such designation by Borrower may be changed from time to time pursuant to subsection 2.2(D). If on any day a Loan or a portion of any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest or if LIBOR has been specified and no LIBOR quote is available, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate.

               "Base Rate Margin" shall mean (i) as of the Closing Date, 1.25% per annum, and (ii) thereafter, as of February 1, May 1, August 1 and November 1 of each year (each, an "Adjustment Date"), commencing on August 1, 2002, the Base Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth on Schedule 2.2(A) hereto corresponding to the Average Daily Availability for the three-month period ending on the last day of the most recently completed calendar quarter prior to the applicable Adjustment Date (each such period, a "Calculation Period") calculated in the manner described in Financial Covenants Rider hereto.

               "LIBOR Margin" shall mean (i) as of the Closing Date, 2.75% per annum, and (ii) thereafter, as of each Adjustment Date, commencing on August 1, 2002, the LIBOR Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth on Schedule 2.2(A) hereto corresponding to the Average Daily Availability for the applicable Calculation Period.

               If after the initial Adjustment Date the Borrower shall fail to deliver a Compliance and Pricing Certificate by the date required pursuant to the Reporting Rider effective as of the tenth (10th) Business Day following the date on which such Compliance and Pricing Certificate was due, each applicable Base Rate Margin and each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable Base Rate Margin and the highest applicable LIBOR Margin specified in the pricing table set forth on Schedule 2.2(A) hereto until the date of delivery of the Compliance and Pricing Certificate.

               After the occurrence and during the continuance of an Event of Default (i) the Loans and all other Obligations shall, at the election of Agent or Requisite Lenders, bear interest at a rate per annum equal to two percent (2%) plus the applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Loan shall automatically convert to a Base Rate Loan at the end of any applicable Interest Period and (iii) no Loans may be converted to LIBOR Loans. If an Event of Default has occurred and is continuing on an Adjustment Date, no reduction in the Base Rate Margin or LIBOR Margin shall occur on such Adjustment Date.

               (B)  Computation and Payment of Interest.  Interest on the Loans
                    -----------------------------------
and all other Obligations shall be computed on the daily principal balance on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. In computing interest on any Loan, the date of funding of the Loan or the first (1st) day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Agent for the benefit of Lenders monthly in arrears on the first (1st) day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Agent for the benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

               (C)  Interest Laws.  Notwithstanding any provision to the
                    -------------
contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

               (D)  Conversion or Continuation.  Subject to the other provisions
                    --------------------------
of this Agreement, Borrower shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $2,500,000 and integral multiples of $500,000 in excess of that amount from Base Rate Loans to LIBOR Loans or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $2,500,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Loan or (b) convert all or any portion of such LIBOR Loan to a Base Rate Loan. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be continued as, or be converted into, a LIBOR Loan, when any Event of Default or Default has occurred and is continuing.

               Borrower shall deliver a Notice of Borrowing with respect to any such conversion/continuation to Agent no later than 11:00 a.m. (Chicago time) at least three (3) Business Days in advance of the proposed conversion/continuation date. The Notice of Borrowing with respect to such conversion/continuation shall certify: (1) the proposed conversion/continuation date (which shall be a Business Day); (2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

               In lieu of delivering a Notice of Borrowing with respect to any such conversion/continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection
                                                                 ----------
2.2(D); provided that such notice shall be promptly confirmed in writing by
------
delivery of a Notice of Borrowing (in form and substance described herein) with respect to such conversion/continuation to Agent on or before the proposed conversion/continuation date.

               Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice or a Notice of Borrowing referred to above that Agent believes in good faith to have been given by an officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(D).
                      ------------------

          2.3  Fees.
               ----

               (A)  Unused Line Fee.  Borrower shall pay to Agent, for the
                    ---------------
benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum of (i) the average daily balance of each of the Revolving Loan and the Swingline Loan, plus, (ii) the average daily face amount of the Letter of Credit Reserve during the preceding month, multiplied by (iii) 0.50% per annum. Such fee to be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and to be payable monthly in arrears on the first (1st) day of each month following the Closing Date.

              (B)  Letter of Credit Fees.  Borrower shall pay to Agent a fee
                   ---------------------
with respect to the Lender Letters of Credit (i) for the benefit of all Lenders with a Revolving Loan Commitment (based on their respective Pro Rata Share) in the amount of the average daily amount of Letter of Credit Liability outstanding during such month multiplied by the per annum percentage equal to the LIBOR Margin at such time in effect, and (ii) for the account of Agent a fronting fee for each Letter of Credit issued or obtained by Agent from the date of issuance to the date of termination equal to the average daily amount of Letter of Credit Liability with respect to such Letters of Credit outstanding during such month multiplied by twenty-five one hundredths of one percent (0.25%) per annum. Such fees will be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and will be payable monthly in arrears on the first (1st) day of each month. Borrower shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent or any Lender to the issuer of any Bank Letter of Credit.

               (C)  Prepayment Fees.  If during the first Loan Year Borrower
                    ---------------
establishes a credit facility with another Person and in connection therewith terminates the credit facility provided for herein and prepays the Obligations in full, Borrower, at the time of prepayment, shall pay to Agent for the benefit of Lenders, as compensation for the costs of being prepared to make funds available to Borrower under this Agreement, and not as a penalty, an amount determined by multiplying 1.00% by the amount of the Revolving Loan Commitment. No prepayment fee shall be payable during any Loan Year after the first Loan Year.

               (D)  Audit Fees.  Borrower agrees to pay all fees and expenses
                    ----------
of the firm or individual(s) engaged by Agent to perform audits of Borrower's operations. Notwithstanding the foregoing, if Agent uses its internal auditors to perform any such audit, Borrower agrees to pay to Agent, for its own account, an audit fee with respect to each such audit equal to $750 per internal auditor per day or any portion thereof, together with all out of pocket expenses. Exclusive of any audits performed in connection with the credit facility initially established by this Agreement and the initial transactions contemplated by this Agreement, as long as no Event of Default has occurred and is continuing and the Average Daily Availability for the three-month period ending on the last day of the most recent calendar month is at least $10,000,000.00, Borrower shall not be required to pay for more than two such audits during any Loan Year of Borrower and the aggregate amount of audit fees required to be paid by Borrower during any Loan Year shall be limited to $50,000.00, but if an Event of Default has occurred and is continuing or the Average Daily Availability in the above-described period is less than the above indicated amount, Borrower shall be required to pay for up to one such audit during each quarter of each Loan Year of Borrower, and there shall be no $50,000.00 cap on audit fees payable by Borrower during any individual Loan Year.

               (E)  Other Fees and Expenses.  Borrower shall pay to Agent, for
                    -----------------------
its own account, all charges for returned items and all other bank charges incurred by Agent, as well as Agent's standard wire transfer charges for each wire transfer made under this Agreement.

               (F)  Fee Letter.  Borrower shall pay to Heller, individually,
                    ----------
the fees specified in that certain letter agreement dated between Borrower and Heller in the amounts and at the times specified therein.

          2.4  Payments and Prepayments.
               ------------------------

               (A)  Manner and Time of Payment.  In its sole discretion, Agent
                    --------------------------
may elect to honor the automatic requests by Borrower for Revolving Advances for all principal, Lender Letter of Credit reimbursement obligations, interest, fees, compensation and any other amounts due hereunder or under any of the other Loan Documents on their applicable due dates pursuant to subsection 2.1 (F), up
                                                         ------------------
to the Revolving Loan Commitment of all Revolving Loan Lenders, and the proceeds of each such Revolving Advance, if made, shall be applied as a direct payment of the relevant Obligation. To the extent such amounts exceed the Revolving Loan Commitment of all Revolving Loan Lenders, or if Agent elects to bill Borrower for any amount due hereunder or under any of the other Loan Documents, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrower with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Agent hereunder shall, unless otherwise directed by Agent, be made to Agent's Account or in accordance with subsection 4.25. All proceeds remitted to Agent's Account
                      ---------------
shall be credited to the Obligations on the first Business Day following the day such proceeds were received. For the purpose of calculating interest on the Obligations, all funds shall be deemed received on the first Business Day following the day such proceeds were received.

               (B)  Mandatory Prepayments.
                    ---------------------

                    (1)  Overadvance.  At any time that the sum of the Revolving
                         -----------
Loan exceeds the Maximum Revolving Loan Amount, Borrower shall, promptly repay the Revolving Loan to the extent necessary to reduce the aggregate principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

                    (2)  Prepayments from Proceeds of Asset Dispositions (other
                         ------------------------------------------------------
than Insurance Proceeds and Condemnation Proceeds).  Immediately upon receipt
--------------------------------------------------
by Borrower or any of its domestic Subsidiaries of Net Proceeds of any Asset Disposition (in one or a series of related transactions), which proceeds exceed $100,000 (it being understood that if the Net Proceeds exceed $100,000 within any 12-month period the portion above $100,000, shall be subject to this subsection 2.4(B)(2)), Borrower shall prepay the Obligations in an amount equal
---------------------
to such proceeds. All such prepayments shall be applied to the Loans in accordance with subsection 2.4(E). Notwithstanding the foregoing, Net Proceeds
                -----------------
from insurance policies shall be governed by the provisions of subsection
                                                               ----------
2.4(B)(3).
---------

                    (3)  Prepayments from Insurance and Condemnation Proceeds.
                         ----------------------------------------------------
Immediately upon receipt by Borrower or any of its domestic Subsidiaries of Net Proceeds from any insurance policy or from a condemnation award, Borrower shall prepay the Obligations in an amount equal to such proceeds. All such prepayments shall be applied to the Loans in accordance with subsection 2.4(B); provided, however, if Borrower reasonably expects such
-----------------  --------  -------
insurance proceeds or condemnation award proceeds to begin to be used within 180 days to repair or replace the assets as to which such insurance proceeds or condemnation award proceeds are paid with like assets, an amount equal to the amount of the insurance proceeds or condemnation award proceeds shall be placed in a cash collateral account pursuant to which Agent, on behalf of the Lenders, shall have a first priority Lien, and sole dominion and control, and Borrower may, so long as no Event of Default shall have occurred and be continuing, be disbursed such proceeds, but only for such repair or replacement. If Borrower fails to begin commencement of such repair or replacement within one hundred eighty (180) days (or thereafter at any time does not continue to diligently pursue completion of such repair or replacement), Borrower hereby authorizes Agent and Lenders to liquidate the cash collateral account and apply the proceeds from such liquidation to the Obligations. In addition to the other components of the Borrowing Base, at any particular date an amount equal to ninety percent (90%) of the amount in such cash collateral account at such date shall be added to the Borrowing Base.

                    (4)  Prepayments from Issuance of Securities.  Within three
                         ---------------------------------------
Business Days of the receipt by Borrower or any of its Subsidiaries of the cash Net Proceeds of the issuance of equity securities (other than proceeds from the issuance of equity securities to Borrower to WCAS or any Affiliate of WCAS or to employees of the Borrower, WCAS or any such Affiliate, provided that the proceeds from such issuance are not used in a manner which violates the provisions of this Agreement), Borrower shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith. All such prepayments shall be applied to the Loans in accordance with subsection 2.4(E).
                             -----------------

               (C)  Voluntary Prepayments and Repayments.  Borrower may, at any
                    ------------------------------------
time upon not less than three (3) Business Days prior notice to Agent, terminate in full or in part the Revolving Loan Commitment; provided, however, the
                                                  --------  -------
Revolving Loan Commitment may not be terminated in full by Borrower until all Obligations are paid in full. At any time the Borrower may prepay the Loans, in whole or in part, without premium or penalty (unless payment of such premium is required by the provision of subsection 2.3(C)) upon not less than one Business
                             -----------------
Days' prior written notice to Agent (or three Business Days' prior notice in the case of a prepayment of any LIBOR Loans); provided, however, that
                                          --------  -------
notwithstanding the foregoing, Borrower shall be liable for any amounts payable by Borrower pursuant to subsection 2.12 because of prepayment of any LIBOR
                        ---------------
Loans. Any prepayment of the Obligations permitted in this subsection 2.4(C)
                                                           -----------------
shall be subject to the payment of all fees set forth in subsection 2.3,
                                                         ---------------
including, without limitation, the fees set forth in subsection 2.3(C) and the
                                                     -----------------
payment of any amounts owing pursuant to subsection 2.12
                                         ---------------
resulting from such prepayment. In the event any Lender Letters of Credit are outstanding at the time that Borrower prepays the Obligations and desires to terminate the Revolving Loan Commitment, Borrower shall cause Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Agent's option, Borrower shall (1) deposit with Agent for the benefit of all Lenders with a Revolving Loan Commitment cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liability to be available to Agent to reimburse payments of drafts drawn under such Lender Letters of Credit and pay any fees and expenses related thereto and (2) prepay the fees payable under subsection 2.3(B) with respect to such Lender Letters of
                       -----------------
Credit for the full remaining terms of such Lender Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower.

               (D)  Payments on Business Days. Whenever any payment to be made
                    -------------------------
hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

               (E)  Application of Prepayment Proceeds. With respect to the
                    ----------------------------------
prepayments described in subsections 2.4(B)(2) and 2.4(B)(3), such payments
                         -----------------------------------
shall be applied to reduce the outstanding principal balance of the Revolving Loans but not as a permanent reduction of the Revolving Loan Commitment. Considering each type of Loan being prepaid separately, any such prepayment shall be applied first to Base Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid.

          2.5  Term of this Agreement. This Agreement shall be effective until
               ----------------------
the earlier of (a) the fifth anniversary of the Closing Date and (b) the acceleration of all Obligations pursuant to subsection 8.3 (the "Termination
                                            --------------
Date"). The Commitments shall terminate (unless earlier terminated pursuant to the terms hereunder) upon the Termination Date and all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of itself and Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrower's obligation to indemnify Agent and each Lender in accordance with the terms hereof shall continue.

          2.6  Statements.  Agent shall render a monthly statement of account to
               ----------
Borrower within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower makes written objection thereto within forty-five (45) days from the date such statement is mailed to Borrower. Agent shall record in its books and records, including computer records, (a) all Loans, interest charges and payments thereof, (b) all Letter of Credit Liability, (c) the charging and payment of all fees, costs and expenses and (d) all other debits and credits pursuant to this Agreement. The balance in the loan accounts shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein; provided,
                                                                      --------
however, that any failure by Agent to so record shall not limit or affect the
-------
Borrower's obligation to pay.

          2.7  Grant of Security Interest. To secure the payment and
               --------------------------
performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Agent, on behalf of Agent and Lenders, a continuing security interest, lien and mortgage in and to all right, title and interest of Borrower in all of Borrower's personal and real property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral") including, without limitation, (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation; (B) Inventory; (C) general intangibles (as defined in the UCC); (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Mortgaged Property; (I) investment property (as defined in the UCC) including, without limitation, all securities (certificated and uncertificated) security accounts, security entitlements, commodity contracts and commodity accounts; (J) Intellectual Property; (K) all deposit accounts of Borrower maintained with any bank or financial institution; (L) all cash and other monies and property of Borrower in the possession or under the control of Agent, any Lender or any participant; (M) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and (N) proceeds and products of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property. Notwithstanding the forgoing provisions of this subsection 2.7, (i) in the case of foreign Subsidiaries of Borrower, 65% of all the issued capital stock of such Subsidiary shall constitute "Collateral" and (ii) the All Obligations Collateral (as defined below) shall secure payment and performance of all the Obligations, but the amount of the Obligations secured by all the other Collateral (i.e. Collateral which does not constitute All Obligations Collateral and which shall be referred to in this Agreement as the "Non-All Obligations Collateral") shall at no specific date exceed the Unsecured Senior Notes Permitted Liens Limitation. The term "All Obligations Collateral" shall mean all rights, title and interest of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located in all "accounts receivable" and "inventory" as such terms are defined in the Unsecured Senior Notes Indenture.

          2.8  Yield Protection.
               ----------------

               (A)  Capital Adequacy and Other. In the event any Lender shall
                    --------------------------
have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

          (B)  Increased LIBOR Funding Costs.  If, after the date hereof, the
               -----------------------------
introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrower shall from time to time within fifteen (15) days after notice and demand from such affected Lenders (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such affected Lenders to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          2.9  Taxes.
               -----

               (A)  No Deductions. Any and all payments or reimbursements made
                    -------------
hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto referred to herein as "Tax Liabilities"; excluding, however, taxes imposed on the net income of any Lender or Agent by the jurisdiction under the laws of which Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision). If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

          (B)  Changes in Tax Laws. In the event that, subsequent to the
               -------------------
Closing Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

     (1) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

     (2) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its notice and demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled (with any such Lender concurrently notifying Agent). A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

               (C)  Foreign Lenders.  Each Lender organized under the laws of a
                    ---------------
jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Agent (i) a properly completed and executed Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States of America certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement, (a "Certificate of Exemption"), or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request by Borrower or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Agent.

               If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such withholding
                                 -----------------
shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Agent.

          2.10 Required Termination and Prepayment. If on any date any Lender
               -----------------------------------
shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by such Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or prepayment of LIBOR Loans as contemplated by subsection 2.12, the obligation of such Lender to make
                         ---------------
or maintain its LIBOR Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection
                                                                     ----------
2.10 is made or, earlier when
----
required by law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Base Rate Loans.

          2.11 Optional Prepayment/Replacement of Lenders. Within fifteen (15)
               ------------------------------------------
days after receipt by Borrower of: (i) written notice and demand from any Lender for payment of additional costs as provided in subsection 2.8 or subsection 2.9,
                                               --------------    --------------
or (ii) written notice of any Lender's inability to make LIBOR Loans as provided in subsection 2.10, (any such Lender demanding such payment or having such
   ---------------
inability being referred to herein as an "Affected Lender"), Borrower may, at its option notify Agent and such Affected Lender of its intention to take one of the actions set forth herein in subparagraphs (A) or (B) below.

               (A)  Replacement of an Affected Lender. Borrower may obtain, at
                    ---------------------------------
Borrower's expense, a replacement Lender ("Replacement Lender") for an Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrower obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrower's intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender in accordance with the provisions of subsection 9.5 (it being
                                                        --------------
understood that no administrative fee shall be payable under subsection 9.5 in
                                                             --------------
connection with such assignment); provided, however, Borrower has in any case
                                  --------  -------
where such replacement occurs as the result of a demand for payment of certain costs pursuant to subsection 2.8 or subsection 2.9, paid all increased costs for
                  --------------    --------------
which such Affected Lender is entitled to under subsection 2.8 or subsection 2.9
                                                --------------    --------------
through the date of such sale and assignment; or

               (B)  Prepayment of an Affected Lender. Borrower may prepay in
                    --------------------------------
full all outstanding Obligations owed to an Affected Lender and terminate such Affected Lender's Commitments. Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender, including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment, but excluding the prepayment fee referenced in subsection
                                                                   ----------
2.3(C) and terminate such Affected Lender's Commitments.
------

          2.12 Compensation. Borrower shall promptly compensate Agent for the
               ------------
benefit of Lenders (Agent's calculation of such amounts shall be in accordance with its internal credit policies and reasonable commercial banking practices and, absent manifest error, be conclusive and binding upon all parties hereto), for any losses, expenses and liabilities including, without limitation, any loss (including interest paid) sustained by such Lender in connection with the re-employment of such funds: (i) if for any reason (other than a default by any

Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request of borrowing by Borrower; (ii) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise); (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower to repay its LIBOR Loans when required by the terms of this Agreement; provided that during the period while any such amounts have not been paid, Agent may, in its sole discretion, (a) in accordance with subsection 2.4(A), elect to honor the automatic request by
                ------------------
Borrower for a Revolving Advance for such amount pursuant to subsection 2.1(F)
                                                             -----------------
or (b) reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

          2.13 Booking of LIBOR Loans.  Each Lender may make, carry or transfer
               ----------------------
LIBOR Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of such Lender.

          2.14 Assumptions Concerning Funding of LIBOR Loans . Calculation of
               ---------------------------------------------
all amounts payable to each Lender under subsection 2.12 shall be made as though
                                         ---------------
each Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, each Lender
                                                 --------  -------
may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.12.
---------------

                        SECTION 3.  CONDITIONS TO LOANS
                                    -------------------

   The obligations of Agent and each Lender to make Loans and the obligation of Agent or any Lender to issue Lender Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the terms and conditions set forth in this Agreement and in the Conditions Rider, attached hereto and the accuracy of all the representations and warranties of Borrower and the other Loan Parties set forth herein and in the other Loan Documents.

               SECTION 4.  BORROWER'S REPRESENTATIONS, WARRANTIES
                           --------------------------------------
                             AND CERTAIN COVENANTS
                             ---------------------

          To induce Agent and each Lender to enter into the Loan Documents, to make and to continue to make Loans and to issue and to continue to issue Lender Letters of Credit or risk participations to the banks that issue Bank

Letters of Credit, Borrower represents, warrants and covenants to Agent and each Lender that the following statements are and will be true, correct and complete and, unless specifically limited, shall remain so for so long as any of the Commitments hereunder shall be in effect and until payment in full of all
Obligations:

          4.1  Organization, Powers, Capitalization.
               ------------------------------------

               (A)  Organization and Powers. Each of the Loan Parties is a
                    -----------------------
Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

               (B)  Capitalization.  As of the Closing Date, the authorized
                    --------------
capital stock or equivalent ownership interest of each of the Loan Parties and its respective Subsidiaries is as set forth on Schedule 4.1(B), including all
                                               ---------------
preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any shares of capital stock or other securities or ownership interests of any such entity. All issued and outstanding shares of capital stock or equivalent ownership interests of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such shares or equivalent ownership interests were issued in compliance with all applicable state and federal and foreign laws concerning the issuance of securities. Each Loan Party will promptly notify Lender of any material change in its ownership or organizational structure.

          4.2  Authorization of Borrowing, No Conflict. Borrower has the
               ---------------------------------------
corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary organizational and owner action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by the Loan Documents by each Loan Party do not contravene any applicable law, the corporate organizational or regulatory documentation of any Loan Party or any material agreement or order by which any Loan Party or any Loan Party's property is bound. The Loan Documents are the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

          4.3  Financial Condition.  All financial statements concerning
               -------------------
Borrower and its Subsidiaries furnished by or on behalf of Borrower or its Subsidiaries to Agent or any Lender pursuant to this Agreement have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the financial condition of Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Projections delivered by Borrower will be prepared in light of the past operations of the business of Borrower and its Subsidiaries, and such Projections will represent the reasonable good faith estimate of Borrower and its senior management concerning the most probable course of its business as of the date such Projections are delivered.

          4.4  Indebtedness and Liabilities.  As of the Closing Date, neither
               ----------------------------
Borrower nor any of its Subsidiaries has (a) any Indebtedness except as reflected on the most recent financial statements delivered to Agent and Lenders; or (b) any Liabilities other than as reflected on the most recent financial statements delivered to Agent and Lenders or as incurred in the ordinary course of business following the date of the most recent financial statements delivered to Agent and Lenders. Borrower shall promptly deliver copies of all notices given or received by Borrower and any of its Subsidiaries with respect to noncompliance with any term or condition related to any Subordinated Debt or any other Indebtedness in excess of $100,000, and shall promptly notify Agent of any potential or actual Event of Default with respect to any Subordinated Debt or any other Indebtedness in excess of $100,000.

          4.5  Account Warranties and Covenants. Except as otherwise disclosed
               --------------------------------
to Agent in writing, as to each Account that, at the time of its creation, to the best of Borrower's knowledge, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); Borrower is the lawful owner of the Account and has the right to assign the same to Agent, for the benefit of Agent and Lenders; the Account is free of all security interests, liens and encumbrances other than those in favor of Agent and Permitted Encumbrances on behalf of itself and Lenders, and the Account is due and payable in accordance with its terms. Borrower shall, at its own expense:
(a) cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the lockboxes established in accordance with subsection 4.25 and (b) use its best efforts to assure prompt payment of
     ---------------
all amounts due or to become due under the Accounts. Without Agent's prior written consent, which Borrower may presume until Agent notifies Borrower to the contrary, no discounts, credits or allowances in excess of $250,000 will be issued, granted or allowed by Borrower to customers and no returns will be accepted. Borrower will promptly notify Agent in the event that a customer alleges any dispute or claim with respect to an Account or of any other circumstances known to Borrower which has a reasonable likelihood to impair the validity or collectibility of an Account in excess of $250,000. Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrower shall not, without the prior consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon, other than an individual account equal to or less than $250,000 (provided the aggregate amount of such individual Accounts does not exceed $1,000,000).

          4.6  Names and Locations. Schedule 4.6 sets forth all names, trade
               -------------------  ------------
names, fictitious names and business names under which Borrower and each of its Subsidiaries currently conducts business or has at any time during the five years preceding the Closing Date conducted business and the name of any entity which Borrower or any of its Subsidiaries has acquired in whole or in part or from whom Borrower or any of its Subsidiaries has acquired a significant amount of assets within the past five years and sets forth the location of Borrower's and each of its Subsidiaries' principal place of business, the location of Borrower's and each of its Subsidiary's accounting records, the location of all other offices of Borrower and each of its domestic and Canadian Subsidiaries and all Collateral locations in the United States and Canada, and such locations are Borrower's or each of its Subsidiary's sole locations for its business and the Collateral. Borrower and each of its Subsidiaries will give Agent at least thirty (30) days advance written notice of: (a) any change of name or of any new trade name or fictitious business name, (b) change of principal place of business, (c) any change in the location of such party's accounting records or the Collateral, or (d) any new location for such Person's accounting records or any requested change to Schedule 2.1D. Borrower and each of its Subsidiaries
                        -------------
will give Agent monthly written reports as to new locations for such Person's Collateral (other than a new location which Borrower intends to be added to
Schedule 2.1D.)
-------------

          4.7  Title to Properties; Liens. Borrower and each of its
               --------------------------
Subsidiaries has good, sufficient and legal title to or valid leasehold interests in to all of its respective material properties and assets, in each case, free and clear of all Liens except Permitted Encumbrances.

          4.8  Litigation; Adverse Facts. There are no judgments outstanding
               -------------------------
against any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against or affecting any Loan Party or any property property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. Promptly upon any officer of Borrower or its Subsidiaries obtaining knowledge of (a) the institution of any action, suit,
proceeding       , governmental investigation or arbitration against or
affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent or (b) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to have a Material Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to enable Agent and its counsel to evaluate such matter.

          4.9  Payment of Taxes. All material tax returns and reports of
               ----------------
Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed and are complete and accurate in all material respects. All taxes, assessments, fees and other governmental charges which are due and payable by Borrower and each of its Subsidiaries have been paid when due; provided that no such tax need be paid if Borrower or one of its Subsidiaries is
--------
contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP. As of the Closing Date, none of the income tax returns of Borrower or any of its Subsidiaries are under audit and Borrower shall promptly notify Agent in the event that any of Borrower's or any of its Subsidiaries' tax returns become the subject of an audit; provided, however, that Agent need not be notified as to
                     --------  -------
any such audit involving a foreign Subsidiary if the amount of tax expense on such foreign Subsidiary's tax return is less than $1,000,000. No tax liens have been filed against Borrower or any of its Subsidiaries unless the aggregate amount of tax liability secured by such liens is equal to or less than $250,000. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP. Borrower's federal tax identification number is 75-1559633.

          4.10 Performance of Agreements.  None of the Loan Parties and none of
               -------------------------
their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default (except as could not reasonably be expected to have a Material Adverse Effect). Borrower shall promptly notify Agent of (a) the occurrence of any default or breach under any material contractual obligation of any Loan Party, (b) the termination of any material contractual obligation of any Loan Party, or (c) the amendment or modification of any material contractual obligation of any Loan Party, in any such case described in clauses (a), (b) and

(c) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          4.11 Employee Benefit Plans. Borrower, each of its Subsidiaries and
               ----------------------
each ERISA Affiliate is in compliance, and will continue to remain in compliance, in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by Borrower, any Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan. Neither Borrower nor any of its Subsidiaries shall establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material.

          4.12 Intellectual Property. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all such Intellectual Property is identified on Schedule 4.12, as
                                                               -------------
modified on each Anniversary Date. All federally registered Intellectual Property owned by Borrower is valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made.

          4.13 Broker's Fees.  No broker's or finder's fee or commission will be
               -------------
payable with respect to any of the transactions contemplated hereby.

          4.14 Environmental Compliance. Each Loan Party is in compliance with
               ------------------------
all applicable Environmental Laws, except as to any non-compliance which would not have a Material Adverse Effect. There are no claims, liabilities, Liens, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party, except such as which would not have a Material Adverse Effect.

          4.15 Solvency. From and after the date of this Agreement, to the best
               --------
of Borrower's knowledge, Borrower: (a) owns assets the fair value of which are greater than the total amount of its liabilities (including contingent liabilities); (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

          4.16 Disclosure. No representation or warranty of Borrower, any of its
               ----------
Subsidiaries or any other Loan Party contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person (as modified or supplemented by other information so furnished) for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein, provided that with respect to any Projections, the Borrower represents that such represent reasonable good faith estimate of Borrower and its senior management concerning the probable course of its business as of the date such Projections are delivered or therein not misleading in light of the circumstances in which the same were made, provided that with respect to any Projections, the Borrower represents that such represent reasonable good faith estimate of Borrower and its senior management concerning the probable course of its business as of the date such Projections are delivered. There is no material fact known to Borrower that has had or could have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent or any Lender for use in connection with the transactions contemplated hereby.

          4.17 Insurance. Borrower and each of its Subsidiaries maintains
               ---------
adequate insurance policies for public liability, property damage, product liability, and business interruption with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent, in its reasonable credit judgment. Borrower shall cause Agent to be named as loss payee on all insurance policies relating to any Collateral and shall cause Agent to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Agent and shall collaterally assign to Agent, for itself and on behalf of Lenders, as security for the payment of the Obligations all business interruption insurance of Borrower. No notice of cancellation has been received with respect to such policies and Borrower and each of its Subsidiaries is in compliance with all conditions contained in such policies or if any such notice of cancellation has been received, no lapse in insurance coverage occurs and replacement insurance coverage is obtained in compliance with the terms and conditions of this subsection 4.17. Borrower shall apply any proceeds received from any policies of
---------------
insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(E) and subsection 2.4(B)(3). In the event Borrower fails to
-----------------     ---------------------
provide Agent with evidence of the insurance coverage required by this Agreement, Agent may, but is not required to, purchase insurance at Borrower's expense to protect Agent's and the Lender's interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest thereon and other charges imposed on Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance, and such costs may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

          4.18 Compliance with Laws. Except as set forth on Schedule 4.18,
               --------------------                         -------------
neither Borrower nor any of its Subsidiaries is in violation of any material law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any Environmental Law, which violation would subject Borrower or any of its Subsidiaries, or any of their respective officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

          4.19 Bank Accounts. Schedule 4.19 sets forth the account numbers and
               -------------  -------------
locations of all bank accounts of Borrower and its Subsidiaries as of the Closing Date. Borrower shall not amend or terminate any Blocked Account or lockbox agreement without Agent's prior written consent and Borrower shall not establish any new bank accounts without Agent's prior written consent, which consent as to establishment of new bank accounts shall not be unreasonably withheld.

          4.20 Employee Matters. Except as set forth on Schedule 4.20, (a) no
               ----------------                         -------------
Loan Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.20, as amended from
                                                -------------
time to time, neither Borrower nor any of its Subsidiaries is subject to an employment contract.

          4.21 Governmental Regulation. None of the Loan Parties is subject to
               -----------------------
regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

          4.22 Access to Accountants and Management. Borrower authorizes Agent
               ------------------------------------
and Lenders to discuss the financial condition and financial statements of Borrower and its Subsidiaries with Borrower's Accountants upon reasonable notice to Borrower of its intention to do so, and authorizes Borrower's Accountants to respond to all of Agent's inquiries. Agent and each Lender may, with the consent of Agent, which will not be unreasonably denied, confer with Borrower's management directly regarding Borrower's business, operations and financial condition.

          4.23 Inspection.  Subject to the provisions of Section 10.18, Borrower
               ----------                                -------------
shall permit Agent and any authorized representatives designated by Agent to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including their financial and accounting records, and, in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and Borrower's Accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Each Lender may with the consent of Agent, which will not be unreasonably denied, accompany Agent on any such visit or inspection. If Agent or Lenders schedules any meeting with the Borrower's Accountants, Agent and/or Lenders agree that an officer of the Borrower shall have the right to be present at any such meeting.

          4.24 Collateral Records. Borrower shall keep full and accurate books
               ------------------
and records relating to the Collateral.

          4.25 Collection of Accounts and Payments.  Borrower shall establish
               -----------------------------------
lockboxes and blocked accounts (collectively, "Blocked Accounts") in Borrower's name with such banks ("Collecting Banks") as are acceptable to Agent (subject to irrevocable instructions acceptable to Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Accounts and in which Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner satisfactory to Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of Agent, for its benefit and for the benefit of Lenders, and that the Collecting Banks have no right to setoff against the Blocked Accounts and that all such payments received will be promptly transferred to Agent's Account subject to the payment of the collecting Banks' fees, chargebacks and other customary exceptions, to the extent, if any, provided for in the documentation establishing the Blocked Accounts. Borrower hereby agrees that all payments made to such Blocked Accounts or otherwise received by Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Agent, for the benefit of itself and Lenders. Borrower shall irrevocably instruct each Collecting Bank to promptly transfer all payments or deposits to the Blocked Accounts into Agent's Account. If Borrower, or any if its Affiliates, employees, agents or other Person acting for or in concert with Borrower, shall receive any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral, Borrower or such Person shall hold such instrument or funds in trust for Agent, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts or to Agent at its address set forth in subsection
                                                                      ----------
10.3 below.
----

          Borrower may amend any one or more of the Schedules referred in this
Section 4 (subject to prior notice to Agent, as applicable) and any
---------
representation, warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; provided however, that in no event shall the amendment
                        -------- -------
of any such Schedule constitute a waiver by Agent and Lenders of any Default or Event of Default that exists notwithstanding the amendment of such Schedule.

          4.26 Inactive Subsidiaries. Schedule 4.26, as updated from time to
               ---------------------
time, sets forth all of the Borrower's current inactive Subsidiaries and identifies the book value of all of the assets and the total number of employees for each such inactive Subsidiary. Borrower will promptly notify Lender of any material change in either the total book value of the assets or the number of employees with respect to any such Subsidiary.

          4.27 Obligations Constitute Senior Indebtedness under Senior
               -------------------------------------------------------
Subordinated Note. The Obligations constitute "Senior Indebtedness" pursuant to
-----------------
and as such term is defined in the Senior Subordinated Note, and this Agreement and the other Loan Documents collectively constitute the "Credit Agreement" pursuant to and as such term is defined in the Senior Subordinated Note.

             SECTION 5.  REPORTING AND OTHER AFFIRMATIVE COVENANTS
                         -----------------------------------------

          Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.
                  ---------

          5.1  Financial Statements and Other Reports.  Borrower will deliver to
               --------------------------------------
Agent the financial statements and other reports contained in the Reporting Rider attached hereto.

          5.2  Endorsement. Borrower hereby constitutes and appoints Agent and
               -----------
all Persons designated by Agent for that purpose as Borrower's true and lawful attorney-in-fact, with power to endorse Borrower's name to any of the items of payment or proceeds described in subsection 4.25 above and all
                                 ---------------
proceeds of Collateral that come into Agent's possession or under Agent's control. Both the appointment of Agent as Borrower's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

          5.3  Maintenance of Properties. Borrower will maintain or cause to be
               -------------------------
maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

          5.4  Compliance with Laws. Borrower will, and will cause each of its
               --------------------
Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

          5.5  Further Assurances.  Borrower shall (and to the extent, if any,
               ------------------
required by other provisions of this Agreement, shall cause each of its Subsidiaries to), from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Agent such instruments, certificates of title, mortgages, deeds of trust, or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

          5.6  Mortgages; Title Insurance; Surveys.
               -----------------------------------

               (A)  Title Insurance. On the Closing Date (or within sixty (60)
                    ---------------
days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Agent ALTA lender's title insurance policies issued by title insurers reasonably satisfactory to Agent (the "Mortgage Policies") in form and substance and in amounts reasonably satisfactory to Agent assuring Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Agent may reasonably request to the extent such endorsement is available under relevant local law. In the case of each leasehold constituting Mortgaged Property or Additional Mortgaged Property, Agent shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Agent, which letters shall be in form and substance satisfactory to Agent.

               (B)  Additional Mortgaged Property. Borrower shall as promptly as
                    -----------------------------
possible (and in any event within sixty (60) days after such designation) deliver to Agent a fully executed Mortgage, in form and substance satisfactory to Agent together with title insurance policies and surveys on any Additional Mortgaged Property designated by Agent.

               (C)  Surveys. On or before the Closing Date (or within sixty (60)
                    -------
days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Agent current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies including Additional Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy.

          5.7  Use of Proceeds and Margin Security. Borrower shall use the
               -----------------------------------
proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

          5.8  Bailee. If any Collateral is at any time in the possession or
               ------
control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall, upon the request of Agent, notify such warehouseman, bailee, agent or processor of the security interests in favor of Agent, for the benefit of Agent and Lenders, created hereby and shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions.

          5.9  Third Party Inventory. All inventory and products owned by
               ---------------------
Persons other than Borrower and located on any premises owned, leased or controlled by Borrower, shall be separately and conspicuously identified as such and shall be segregated from Borrower's own Inventory located at such premises.

          5.10 Pledge of Assets and Execution of Guaranties by Foreign
               -------------------------------------------------------
Subsidiaries of Borrower.  Borrower shall deliver to Agent by the ninetieth
------------------------
(90th) day after the Closing Date all executed and issued documentation (in form and substance satisfactory to Agent) necessary, in the judgment of Agent (i) to grant Agent, for the benefit of Lenders, a perfected first priority Lien in all the Accounts and Inventory of each active foreign Subsidiary of Borrower (other than any Subsidiary organized under the laws of the country of Japan and other than BancTec (Canada), Inc., a Subsidiary organized under the laws of Canada) as security for the Obligations, provided that the amount of the Obligations secured by such Lien shall be limited to the extent necessary, if at all, to avoid any conflict with the provisions of the Unsecured Senior Notes Indenture, and (ii) to guarantee by such Subsidiaries payment of the Obligations, provided that the amount of the Obligations guaranteed by any such guaranty shall be limited to the extent necessary, if at all, to avoid any conflict with the provisions of the Unsecured Senior Notes Indenture. The parties hereto agree that if at any time because of actual or reasonably contemplated future undistributed earnings and profits of any such foreign Subsidiary the existence of such guaranty and/or the pledge of such assets creates an actual or reasonably likely material liability for Borrower under the income tax laws of the United States or any state or municipality thereof, Agent and Borrower will in good faith negotiate changes to the provisions of this Agreement dealing with loans, advances and other transactions between such foreign Subsidiary and Borrower in order to minimize such adverse tax consequences. The parties hereto further agree that the relevant guaranty shall be terminated and the relevant pledge of assets released as to any such foreign Subsidiary which obtains working capital financing from a local lender in compliance with the provisions of subsection 7.1(i).

          5.11 Pledge of Assets and Execution of Guaranties by Inactive
               --------------------------------------------------------
Subsidiaries which become Active Subsidiaries. In the event any inactive
---------------------------------------------
Subsidiary (whether domestic or foreign) of Borrower becomes an active Subsidiary, Borrower shall promptly deliver to Agent all executed and issued documentation (in form and substance satisfactory to Agent) necessary, in the judgment of Agent, (i) to grant Agent, for the benefit of Lenders, a perfected first priority Lien in all assets of each such domestic Subsidiary and in the Accounts and Inventory of each foreign Subsidiary (other than any Subsidiary organized under the laws of the country of Japan) as security for the Obligations, provided that the amount of the Obligations secured by such Lien shall be limited to the extent necessary, if at all, to avoid any conflict with the provisions of the Unsecured Senior Notes Indenture, and (ii) to guarantee by such Subsidiaries payment of the Obligations, provided that the amount of the Obligations guaranteed by any such guaranty shall be limited to the extent necessary, if at all, to avoid any conflict with the provisions of the Unsecured Senior Notes Indenture.

          5.12 Inclusion of BancTec (Canada), Inc. as Co-Borrower. Borrower
               --------------------------------------------------
shall deliver to Agent by the ninetieth (90th) day after the Closing Date all executed and issued documentation (in form and substance satisfactory to Agent) necessary, in the judgment of Agent (i) to grant Agent, for the benefit of Lenders, a perfected first priority Lien in all assets of BancTec (Canada), Inc., a Canadian Subsidiary of Borrower, as security for the Obligations, provided that the amount of the Obligations secured by such Lien shall be limited to the extent necessary, if at all, to avoid any conflict with the provisions of the Unsecured Senior Notes Indenture and (ii) to make BancTec (Canada), Inc. a "co-borrower" under this Agreement.

          5.13 Pledge of Assets and Execution of Guaranty by BancTec (Puerto
               -------------------------------------------------------------
Rico), Inc.. Borrower shall deliver to Agent by the thirtieth (30th) day after
----------
the Closing Date all executed and issued documentation (in form and substance satisfactory to Agent) necessary, in the judgment of Agent (i) to grant Agent, for the benefit of Lenders, a perfected first priority Lien in all assets of BancTec (Puerto Rico), Inc., a Delaware corporation, as security for the Obligations, provided that the amount of the Obligations secured by such Lien shall be limited to the extent necessary, if at all, to avoid any conflict with the provisions of the Unsecured Senior Notes Indenture, and (ii) to guarantee by BancTec (Puerto Rico), Inc. payment of the Obligations, provided that the amount of the Obligations guaranteed by such guaranty shall be limited to the extent necessary, if at all, to avoid any conflict with the provisions of the Unsecured Senior Notes Indenture.

          5.14 Deliver of Good Standing Certificates. Borrower shall deliver to
               -------------------------------------
Agent by the sixtieth (60th) day after the Closing Date, for each state where the failure to be so qualified would have a Material Adverse Effect, a current certificate issued by the Secretary of State or comparable official of such state certifying that Borrower is duly qualified to do business and is in good standing in such state.

          5.15 Delivery of Original Stock Certificates. Borrower shall deliver
               ---------------------------------------
to Agent by the thirtieth (30th) day after the Closing Date the originals of all stock certificates evidencing outstanding capital stock of each Subsidiary of Borrower and each Subsidiary of BancTec Holding N.V. (other than the original stock certificates evidencing all the outstanding capital stock of BancTec (Canada), Inc., BancTec Limited, and BancTec Japan, Inc., which are to be delivered to the Agent on the Closing Date), accompanied by stock powers duly executed in blank by the owner of such stock certificate.

          5.16 Schedules to Trademark Security Agreement, Copyright Security
               -------------------------------------------------------------
Agreement and Patent Security Agreement. Borrower shall deliver to Agent by the
---------------------------------------
fourteenth (14th) day after the Closing Date, duly completed and accurate Schedules to the Trademark Security Agreement, the Copyright Security Agreement and the Patent Security Agreement.

                        SECTION 6.  FINANCIAL COVENANTS
                                    -------------------

          Borrower covenants and agrees that so long as any of the Commitments remain in effect and until indefeasible payment in full of all Obligations and termination of all Lender Letters of Credit, Borrower shall comply with and shall cause each of its Subsidiaries to comply with all covenants contained in the Financial Covenant Rider.

                         SECTION 7.  NEGATIVE COVENANTS
                                     ------------------

          Borrower covenants and agrees that so long as any of the Commitments remain in effect and until indefeasible payment in full of all Obligations and termination of all Lender Letters of Credit, Borrower shall not and will not permit any of its Subsidiaries to:

          7.1  Indebtedness and Liabilities. Directly or indirectly create,
               ----------------------------
incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except:
(a) the Obligations; (b) intercompany Indebtedness owed to Borrower by its Subsidiaries the aggregate outstanding principal amount of which does not exceed at any time the sum of (i) the aggregate amount of such intercompany Indebtedness in existence on the Closing Date and disclosed on Schedule 7.1 and
                                                               ------------
(ii) $6,000,000; provided that such Indebtedness is subordinated in right of
                 --------
payment to the Obligations; (c) Capital Leases and Indebtedness secured by purchase money liens not to exceed $5,000,000 in the aggregate amount outstanding at any time; (d) Indebtedness resulting from a refinance of any of Borrower's Closing Date Mortgaged Property by another financial institution; provided that (i) Borrower grants Agent a second priority Lien in such
--------
refinanced Closing Date Mortgaged Property, unless the relevant mortgagee refuses to consent to such Lien of Agent, in which event Agent will not require the grant of such a second Lien, (ii) Borrower immediately applies the proceeds derived from such refinance directly to the Revolving Loan, (iii) Borrower obtains from the refinancing mortgagee an executed mortgagee waiver, in form and substance satisfactory to Agent, whereby mortgagee agrees to allow Agent access rights upon such real property and mortgagee subordinates any Lien it has on any personal property Collateral located on such real property to the Lien of Agent, and (iv) the terms of such refinancing are not less favorable than the amortization of real property currently provided herein as the Real Property Advance Rate and the interest rate provided for in this Agreement; (e) Indebtedness existing on the Closing Date and identified on Schedule 7.1; (f)
                                                            ------------
(i) up to $15,000,000 of additional Subordinated Debt issued to WCAS, it being understood that such additional Subordinated Debt may be secured by a junior Lien on such assets of the Borrower and its Subsidiaries which constitute Collateral for payment of the Obligations, provided such Subordinated Debt and junior Lien is subordinated in a manner and pursuant to documentation satisfactory to Agent and (ii) "payment in kind" interest on Subordinated Debt;
(g) Indebtedness of any Person that becomes a Subsidiary after the Closing Date, provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary; (h) Indebtedness of any Subsidiary organized under the laws of Japan in an aggregate principal amount at any one time not to exceed $5,000,000; (i) Indebtedness of Borrower's foreign Subsidiaries for borrowed money not in excess at any particular date of the aggregate amount of $20,000,000, which Indebtedness will be used for the working capital and liquidity needs of such Subsidiaries and which Indebtedness may be secured by Liens on assets of such Subsidiaries, in which event Agent will release such Liens as Agent may have in such assets; and (j) extensions and renewals of any such Indebtedness that do not increase the outstanding principal amount thereof. Except as permitted above, Borrower will not, and will not permit any of its Subsidiaries to, incur any Liabilities except for Indebtedness permitted herein and trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower or any of its Subsidiaries has established adequate reserves therefor under GAAP.

   7.2  Guaranties.  Except for endorsements of instruments or items of
        ----------
payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise, other than guarantees constituting Indebtedness permitted by Section 7.1.
   -----------

   7.3  Transfers, Liens and Related Matters.
        ------------------------------------

        (A)  Transfers.  Sell, assign (by operation of law or otherwise) or
             ---------
otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of any Loan Party, except that Borrower and its Subsidiaries may
(i) make Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $1,000,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $2,500,000; (2) the majority of the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) the Net Proceeds of such Asset Disposition are applied as required by subsection 2.4; (5) after giving effect to the sale or other
            --------------
disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in the Financial Covenant Rider recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition, and (ii) sell inventory in the ordinary course of business and license Intellectual Property in the ordinary course of business.

        (B)  Liens.  Except for Permitted Encumbrances, directly or indirectly
             -----
create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

        (C)  No Negative Pledges.  Enter into or assume any agreement (other
             -------------------
than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, other than
(i) restrictions pursuant to agreements in effect on the Closing Date and described on Schedule 7.3(c), (ii) restrictions pursuant to Indebtedness of any
             ---------------
Person that becomes a Subsidiary after the date hereof; provided that such
                                                        --------
Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary; (iii) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the capital stock or assets of any Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder;
(iv) restrictions or conditions imposed by any agreement relating to purchase money Liens, Capital Leases and any other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) customary provisions in leases and other contracts restricting the assignment thereof.

        (D)  No Restrictions on Subsidiary Distributions to Borrower.  Except as
             -------------------------------------------------------
provided herein, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; (2) pay any indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or
(4) transfer any of its property or assets to Borrower or any other Subsidiary, other than (i) restrictions pursuant to agreements in effect on the Closing Date and described on Schedule 7.3(d), (ii) restrictions pursuant to Indebtedness of
                 ---------------
any Person that becomes a Subsidiary after the date hereof; provided that such
                                                            --------
Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary; (iii) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the capital stock or assets of any Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder;
(iv) restrictions or conditions imposed by any agreement relating to purchase money Liens, Capital Leases and any other secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) customary provisions in leases and other contracts restricting the assignment thereof.

   7.4  Investments and Loans.  Make or permit to exist investments in or
        ---------------------
loans to any other Person, except: (a) Cash Equivalents; and (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $1,000,000 at any time; and (c) investments which would be permitted Indebtedness pursuant to Subsection 7.1 and 7.2; and (d) permitted
                                   --------------     ---
acquisitions.

   7.5  Restricted Junior Payments.  Directly or indirectly declare, order,
        --------------------------
pay, make or set apart any sum for any Restricted Junior Payment, except that
(a) Subsidiaries of Borrower may make Restricted Junior Payments with respect to their common stock, (b) the Borrower may declare and pay dividends with respect to its capital stock payable in additional shares of its common stock, (c) the Borrower may make Restricted Junior Payments pursuant to and in accordance with currently existing stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, and (d) Borrower may make regularly scheduled interest payments on the Senior Subordinated Note and issue and pay interest on Deferred Interest Notes (as defined in the Senior Subordinated Note) provided that at the time of such payment or issuance Borrower is in compliance with the Fixed Charge Coverage Ratio specified in B of the Financial Covenants Rider.

   7.6  Restriction on Fundamental Changes.  (a) Enter into any transaction of
        ----------------------------------
merger or consolidation, other than a merger or consolidation of a foreign Subsidiary (not including, however, BancTec (Canada), Inc.) into another foreign Subsidiary (not including, however, BancTec (Canada), Inc.); (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), other than the liquidation, wind-up or dissolving of any of the inactive Subsidiaries described on Schedule 4.26; (c) convey, sell, lease, sublease, transfer or
             -------------
otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; other than from one foreign Subsidiary (not including, however, BancTec (Canada), Inc.) to another foreign Subsidiary (not including, however, BancTec (Canada) Inc.) or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other beneficial ownership of, any Person.

   7.7  Changes Relating to Subordinated Debt.  Change or amend the terms
        -------------------------------------
of the Subordinated Debt if the effect of such amendment is an attempt to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the payment provisions of such Indebtedness; (e) change the subordination provisions thereof; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrower, any of its Subsidiaries, Agent or any Lender.

   7.8  Transactions with Affiliates.  Directly or indirectly, enter into or
        ----------------------------
permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of Borrower's business and upon fair and reasonable terms which are fully disclosed to Agent and Lenders and which are no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person, and except for transactions permitted pursuant to subsection 7.4 or subsection 7.5 and except for transactions between Borrower
--------------    --------------
and its Subsidiaries consistent with past practices.

   7.9  Conduct of Business.  From and after the Closing Date, engage in any
        -------------------
business other than businesses of the type engaged in by Borrower or any Subsidiary on the Closing Date.

   7.10  Tax Consolidations.  File or consent to the filing of any
         ------------------
consolidated income tax return with any Person other than any of Borrower's Subsidiaries; provided that in the event Borrower files a consolidated return
              --------
with any such Person, Borrower's contribution with respect to taxes as a result of the filing of such consolidated return shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower not filed a consolidated return with such Person.

   7.11  Subsidiaries.  Other than the Subsidiaries set forth on Schedule
         ------------                                            --------
7.11, establish, create or acquire any new Subsidiaries.
----

   7.12  Fiscal Year; Tax Designation.  As to Borrower and its domestic
         ----------------------------
Subsidiaries, change its Fiscal Year; or elect to be designated as an entity other than a C corporation as defined in IRC.

   7.13  Press Release; Public Offering Materials.  Disclose the name of Agent
         ----------------------------------------
or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law or as approved by the Agent.

   7.14  Bank Accounts.  Establish any new bank accounts without Agent's prior
         -------------
written consent, which consent will not be unreasonably withheld, or attempt to amend or terminate any Blocked Account or lockbox agreement without Agent's prior written consent.

   7.15  IRS Form 8821. As to Borrower and its domestic Subsidiaries, revoke
         -------------
United States of America Internal Revenue Service ("IRS") Form 8821 designating Agent as Borrower's appointee to receive directly from the IRS, on an on-going basis, certain tax information, notices and other written communication or fail to take actions necessary to renew such Form 8821 prior to its expiration for all time periods prior to the Termination Date.

                   SECTION 8.  DEFAULT, RIGHTS AND REMEDIES
                               ----------------------------

   8.1  Event of Default.  "Event of Default" shall mean the occurrence or
        ----------------
existence of any one or more of the following (for each subsection a different grace or cure period may be specified, if no grace or cure period is specified, such occurrence or existence constitutes an immediate Event of Default):

        (A)  Payment.  Failure to make payment of any of the Obligations when
             -------
due and in the case of interest, such failure shall not be cured within three
(3) Business Days of the applicable due date; or

        (B)  Default in Other Agreements.  (1) Failure of Borrower or any of its
             ---------------------------
Subsidiaries to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to its stated maturity; or

        (C)  Breach of Certain Provisions.  Failure of Borrower to perform or
             ----------------------------
comply with any term or condition contained in paragraphs (A), (B) and (C) of the Reporting Rider and subsections 5.3, 5.5 or 5.6, or contained in Section 4,
                        ---------------------------                  ---------
Section 6, Section 7 or the Financial Covenants Rider; or
---------  ---------

        (D)  Breach of Warranty.  Any representation, warranty, certification or
             ------------------
other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

        (E)  Other Defaults Under Loan Documents.  Borrower or any other Loan
             -----------------------------------
Party defaults in the performance of or compliance with any term contained in this Agreement other than those otherwise set forth in this subsection 8.1, or
                                                            --------------
defaults in the performance of or compliance with any term contained in the other Loan Documents and such default is not remedied or waived within twenty (20) days after notice from Agent, or Requisite Lenders, to Borrower of such default; or

        (F)  Change in Control.  Prior to an Initial Public Offering of the
             -----------------
Borrower, WCAS and its Affiliates together cease to beneficially own and control, directly or indirectly, at least 51.00% of the issued and outstanding shares of capital stock of Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of a majority of the members of the board of directors of Borrower; or

        (G)  Involuntary Bankruptcy; Appointment of Receiver, etc.    (1) A
             ----------------------------------------------------
court enters a decree or order for relief with respect to any Guarantor, Borrower or any of its Subsidiaries (other than an inactive Subsidiary described on Schedule 4.26) in an involuntary case under any applicable bankruptcy,
   -------------
insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Guarantor, Borrower or any of its Subsidiaries (other than an inactive Subsidiary described on Schedule 4.26), under any applicable
                                         -------------
bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a receiver, liquidator, sequestrator, trustee, custodian or other fiduciary having similar powers over any Guarantor, Borrower or any of its Subsidiaries (other than an inactive Subsidiary described on Schedule 4.26), or over all or a
                                         -------------
substantial part of their respective property, is appointed; or

        (H)  Voluntary Bankruptcy; Appointment of Receiver, etc.    (1) Any
             ---------------------------------------------------
Guarantor, Borrower or any of its Subsidiaries (other than an inactive Subsidiary described on Schedule 4.26) commences a voluntary case under any
                        -------------
applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Guarantor, Borrower or any of its Subsidiaries (other than an inactive Subsidiary described on Schedule 4.26) makes any assignment for the benefit of
                        -------------
creditors; or (3) the board of directors of any Guarantor, Borrower or any of its Subsidiaries (other than an inactive Subsidiary described on Schedule 4.26)
                                                                 -------------
adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or
                            -----------------

        (I)  Liens.  Unless the aggregate dollar amount covered by all such
             -----
liens, levies and assessments is less than $250,000 in the aggregate, any levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

        (J)  Judgment and Attachments.  Any money judgment, writ or warrant of
             ------------------------
attachment, or similar process involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $1,000,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days, but in any event not later than five (5) days prior to the date of any proposed sale thereunder; or

        (K)  Dissolution.  Any order, judgment or decree is entered against
             -----------
Borrower or any of its Subsidiaries (other than an inactive Subsidiary described on Schedule 4.26) decreeing the dissolution or split up of Borrower or that
   -------------
Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days, but in any event not later than five (5) days prior to the date of any proposed dissolution or split up; or

        (L)  Solvency.  Borrower ceases to be solvent (as represented by
             --------
Borrower in subsection 4.15) or admits in writing its present or prospective
            ---------------
inability to pay its debts as they become due; or

        (M)  Injunction.  Borrower or any of its Subsidiaries is enjoined,
             ----------
restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for thirty (30) days or more; or

        (N)  Invalidity of Loan Documents.  Any of the Loan Documents for any
             ----------------------------
reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

        (O)  Failure of Security.  Except as to Collateral with the lower of
             -------------------
book or fair market value of less than $250,000 in the aggregate, Agent, on behalf of itself and Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case for any reason other than the failure of Agent or any Lender to take any action within its control.

        (P)  Damage, Strike, Casualty.  Any material damage to, or loss, theft
             ------------------------
or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

        (Q)  Licenses and Permits.  The loss, suspension or revocation of, or
             --------------------
failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

        (R)  Forfeiture.  There is filed against Borrower or any Guarantor any
             ----------
civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days; and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral.

   8.2  Suspension of Commitments.  Upon the occurrence of any Default or
        -------------------------
Event of Default, notwithstanding any grace period or right to cure, Agent may or upon demand by Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; provided
                                                                      --------
that, in the case of a Default, if the subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

   8.3  Acceleration.  Upon the occurrence of any Event of Default described
        ------------
in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall
                 ----------------------------
automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders shall, by written notice to Borrower, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrower immediately deposit with Agent an amount equal to one hundred five percent (105%) of the Letter of Credit Reserve to enable Agent or any Lender that has issued any Lender Letter of Credit to make payments under the Lender Letters of Credit when required and such amount shall become immediately due and payable.

   8.4  Remedies.  If any Event of Default shall have occurred and be
        --------
continuing, in addition to and not in limitation of any other rights or remedies available to Agent and Lenders at law or in equity, Agent may, and shall upon the request of Requisite Lenders, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also, to the extent not prohibited by law, (a) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (b) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; and (c) without notice or demand or legal process, enter upon
--------------
any premises of Borrower and take possession of the Collateral. Borrower agrees that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral (whether public or private), if permitted by law, Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent or such Lender. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. Agent shall not be required to proceed against any Collateral but may proceed against Borrower directly.

   8.5  Appointment of Attorney-in-Fact.  Borrower hereby constitutes and
        -------------------------------
appoints Agent as Borrower's attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower, Agent or otherwise, from time to time in Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of Agent and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Agent as Borrower's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until indefeasible payment in full and complete performance of all of the Obligations and termination of the Commitments.

   8.6  Limitation on Duty of Agent with Respect to Collateral.  Beyond the
        ------------------------------------------------------
safe custody thereof, Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent accords its own property. Neither Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Borrower or selected by Agent in good faith.

   8.7  Application of Proceeds.  Notwithstanding anything to the contrary
        -----------------------
contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by or owing to Agent
         -----
and then any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations
                ------
(including any interest which but for the provisions of any bankruptcy or insolvency law would have accrued on such amounts); third, to the principal
                                                    -----
amounts of the Obligations outstanding  and  fourth, to any other Obligations or
                                             ------
other obligations or indebtedness of Borrower owing to Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

   8.8  License of Intellectual Property.  Borrower hereby assigns, transfers
        --------------------------------
and conveys to Agent, for the benefit of Agent and Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral; provided, however, such non-exclusive right and license shall
                   --------  -------
terminate at such time when each of the following is true: (i) the Obligations have been indefeasibly paid in full, and (ii) the Commitments under this Agreement have terminated. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge.

   8.9  Waivers; Non-Exclusive Remedies.  No failure on the part of Agent or
        -------------------------------
any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and shall in no way limit any other remedies provided by law.

                               SECTION 9.  AGENT
                                           -----

   9.1  Agent.
        -----

        (A)  Appointment.  Each Lender hereto and, upon obtaining an interest in
             -----------
any Loan, any participant, transferee or other assignee of any Lender irrevocably appoints, designates and authorizes Heller Financial, Inc. as Agent to take such actions or refrain from taking such action as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action so taken. The provisions of this subsection 9.1 are solely for the benefit of Agent and
                   --------------
Lenders and neither Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

        (B)  Nature of Duties.  Agent shall have no duties, obligations or
             ----------------
responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary, trust or agency relationship with or in respect of any Lender, Borrower or any other Loan Party. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own appraisal of the credit worthiness of Borrower, and shall have independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein), whether coming into its possession before the Closing Date or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

        (C)  Rights, Exculpation, Etc.  Neither Agent nor any of its officers,
             ------------------------
directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders in the absence of an express requirement for a greater percentage of Lender approval hereunder for such action.

        (D)  Reliance.  Agent shall be under no duty to examine, inquire into,
             --------
or pass upon the validity, effectiveness or genuineness of this Agreement, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, fax, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

        (E)  Indemnification.  Lenders will reimburse and indemnify Agent for
             ---------------
and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not promptly reimbursed by Borrower; provided, however, no Lender shall be liable for any portion of such
--------  -------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against, even if so directed by Lenders or Requisite Lenders, until such additional indemnity is furnished.

The obligations of Lenders under this subsection 9.1(E) shall survive the
                                      -----------------
payment in full of the Obligations and the termination of this Agreement.

        (F)  Heller Individually.  With respect to its Commitments and the Loans
             -------------------
made by it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Loan Party or other Affiliate of Borrower as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Lenders. Heller, either directly or through strategic affiliations, may accept fees and other consideration from any Loan Party or other Affiliate of Borrower for services or loans made in connection with this Agreement or otherwise without having to account for the same to Lenders.

        (G)  Successor Agent.
             ---------------

             (1)  Resignation.  Agent may resign from the performance of all its
                  -----------
agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment as provided below.

             (2)  Appointment of Successor.  Upon any such notice of resignation
                  ------------------------
pursuant to clause (G)(1) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrower. If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

             (3)  Successor Agent.  Upon the acceptance of any appointment as
                  ---------------
Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to
                                                     ---------
its benefit as to any actions taken or omitted to be taken by it while it was Agent.

        (H)  Collateral Matters.
             ------------------

             (1)  Release of Collateral.  Lenders hereby irrevocably authorize
                  ---------------------
Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Commitments and upon payment and satisfaction of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted); or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry). In addition, with the consent of Requisite Lenders, Agent may release Liens granted to or held by Agent upon any Collateral having a book value of not greater than ten percent (10%) of the total book value of all Collateral, as determined by Agent, either in a single transaction or in a series of related transactions; provided,
                                                                       --------
however, in no event will Agent, acting under the authority granted to it
-------
pursuant to this sentence, release during any calendar year Liens granted to or held by Agent upon any Collateral having a total book value in excess of twenty percent (20%) of the total book value of all Collateral, as determined by Agent.

             (2)  Confirmation of Authority; Execution of Releases.  Without in
                  ------------------------------------------------
any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 9.2(H)(1)
                                                     --------------------
above), each Lender agrees to confirm in writing, upon request by Agent or Borrower, the authority to release any Collateral conferred upon Agent under clauses (i) and (ii) of subsection 9.2(H)(1). Upon receipt by Agent of
                        --------------------
confirmation from the requisite percentage of Lenders (as set forth in subsection 9.1(H)(1) above), if any, of Agent's authority to release any Liens
--------------------
upon any Collateral, and upon at least ten (10) Business Days prior written request by Borrower, Agent shall, and is hereby irrevocably authorized by Lenders to, execute such documents as may be necessary to evidence the release of the Liens granted to Agent, for the benefit of Agent and Lenders, upon such Collateral; provided, however, that (i) Agent shall not be required to execute
            --------  -------
any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens granted to Agent on behalf of Agent and Lenders upon (or obligations of any Loan Party, in respect of) all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

             (3)  Absence of Duty.  Agent shall have no obligation whatsoever to
                  ---------------
any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by

Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of Agent and Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, however, that Agent shall exercise the
                             --------  -------
same care which it would in dealing with loans for its own account.

        (I)  Agency for Perfection.  Agent and each Lender hereby appoint each
             ---------------------
other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such assets to Agent or in accordance with Agent's instructions. The Agent may file such proofs of claim or documents as may be necessary or advisable in order to have the claims of the Agent and the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent and the Lenders, their respective agents, financial advisors and counsel), allowed in any judicial proceedings relative to Borrower and/or its Subsidiaries, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims. Any custodian in any judicial proceedings relative to Borrower and/or its Subsidiaries is hereby authorized by each Lender to make payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents, financial advisors and counsel, and any other amounts due the Agent. Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans, or the rights of any holder thereof, or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding, except as specifically permitted herein.

        (J)  Exercise of Remedies.  Each Lender agrees that it will not have any
             --------------------
right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

   9.2  Notice of Default.
        -----------------

        Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice.

   9.3  Action by Agent.
        ---------------

        Agent shall take such action with respect to any Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 8.
                                                                    ---------
Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

   9.4  Amendments, Waivers and Consents.
        --------------------------------

        (A)  Percentage of Lenders Required.  Except as otherwise provided
             ------------------------------
herein or in any of the other Loan Documents, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders (or, Agent, if expressly set forth herein or in any of the other Loan Documents) and the applicable Loan Party; provided however, no amendment,
                                          -------- -------
modification, termination, waiver or consent shall be effective, unless in writing and signed by all Lenders, to do any of the following: (i) increase any of the Commitments; (ii) reduce the principal of or the rate of interest on any Loan or reduce the fees payable with respect to any Loan or Letter of Credit;
(iii) extend the Termination Date or the scheduled due date for all or any portion of principal of the Loans or any interest or fees due hereunder; (iv) amend the definition of the term "Requisite Lenders" or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (v) amend or waive this subsection 9.4 or the definitions of the terms used in this
                    --------------
subsection 9.4 insofar as the definitions affect the substance of this
--------------
subsection 9.4; (vi) release Collateral (except if the sale, disposition or
--------------
release of such Collateral is permitted under subsection 7.3 or
                                              --------------
subsection 9.1 or under any other Loan Document); or (vii) consent to the
--------------
assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; provided, further, that no amendment,
                                         --------  -------
modification, termination, waiver or consent affecting the rights or duties of Agent under this Section 9 or under any Loan Document shall in any event be
                 ---------
effective, unless in writing and signed by Agent, in addition to the Lenders required to take such action, and provided, further, that no amendment,
                                  --------  -------
modification, termination, waiver or consent of any provision relating to the Swingline Loan shall be effective unless in writing and signed by Swingline Lender. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9 shall be binding upon each Lender or future
                     ---------
Lender and, if signed by a Loan Party, on such Loan Party.

        (B)  Specific Purpose or Intent.  Each amendment, modification,
             --------------------------
termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination, waiver or consent shall be required for Agent to take additional Collateral.

        (C)  Failure to Give Consent; Replacement of Non-Consenting Lender.  In
             -------------------------------------------------------------
the event Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have denied the giving of such consent. If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement requiring the consent or approval of all Lenders under this subsection 9.4, the
                                                            --------------
consent of Requisite Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all such non-consenting Lenders are either replaced or prepaid as described in clauses (A) or (B) below, to either (A) replace the non-consenting Lenders with one or more Replacement Lenders pursuant to subsection
                                                                    ----------
2.11(A), as if such Lender were an Affected Lender thereunder, but only so long
-------
as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (B) prepay in full the Obligations of the non-consenting Lenders and terminate the non-consenting Lenders' Commitments pursuant to subsection 2.11(B), as if such Lender were an Affected Lender
            ------------------
thereunder.

   Notwithstanding anything in this subsection 9.4, Agent and Borrower, without
                                    --------------
the consent of either Requisite Lenders or all Lenders, may execute amendments to this Agreement and the Loan Documents, which consist solely of the making of typographical corrections.

   9.5  Assignments and Participations in Loans.
        ---------------------------------------

        (A)  Assignments.  Each Lender may assign its rights and delegate its
             -----------
obligations under this Agreement to an Eligible Assignee; provided, however, (1)
                                                          --------  -------
such Lender shall first obtain the written consent of Borrower which consent shall not be unreasonably withheld and such Lender (other than Heller) shall also obtain the written consent of Agent, which consent shall not be unreasonably withheld, (2) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (a) $1,000,000 or (b) the entire amount of the Commitments and Loans of such assigning Lender and (3)(a) each such assignment shall be of a pro rata portion of all such assigning Lender's Loans and Commitments hereunder, and (b) the parties to such assignment shall execute and deliver to Agent for acceptance and recording a Assignment and Acceptance Agreement together with (i) a processing and recording fee of $3,500 payable by the assigning Lender to Agent and (ii)
each of the Notes originally delivered to the assigning Lender.    The
administrative fee referred to in clause (3) of the preceding sentence shall not apply to an assignment of a security interest in all or any portion of a Lender's rights under this Agreement or the other Loan Documents, as described in paragraph (D)(1) below. Upon receipt of all of the foregoing, Agent shall notify Borrower of such assignment and Borrower shall comply with its obligations under the last sentence of subsection 2.1(G). In the case of an
                                       -----------------
assignment authorized under this subsection 9.5, the assignee shall be
                                 --------------
considered to be a "Lender" hereunder and Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee. The assigning Lender shall be relieved of its obligations to make Loans hereunder with respect to the assigned portion of its Commitment. Except during any period in which an Event of Default exists, Heller agrees that at no time shall the amount of Heller's Commitments be less than the amount of the largest Commitments held by any other Lender.

        (B)  Participations.  Each Lender may sell participations in all or any
             --------------
part of any Loans or Commitments made by it to another Person; provided,
                                                               --------
however, such Lender shall first obtain the prior written consent of Agent,
-------
which consent shall not be unreasonably withheld. All amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (1) any reduction in the principal amount or an interest rate on any Loan in which such holder participates; (2) any extension of the Termination Date or the date fixed for any payment of interest or principal payable with respect to any Loan in which such holder participates; and (3) any release of substantially all of the Collateral. Borrower hereby acknowledges and agrees that the participant under each participation shall for purposes of subsections 2.8, 2.9, 2.10, 9.6 and 10.2 be considered to be a "Lender,"
----------------------------------------
provided that a participant shall not be entitled to receive any greater payment under such Sections than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant.

        (C)  No Relief of Obligations; Cooperation; Ability to Make LIBOR
             ------------------------------------------------------------
Loans.  Except as otherwise provided in subsection 9.5(A) no Lender shall, as
-----                                   -----------------
between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to Eligible Assignees and participants (including prospective assignees and participants), subject to the provisions of subsection 10.18. Borrower agrees
                                            ----------------
that until such time as the Revolving Credit Commitment of Heller is no more than $30,000,000 it will use its best efforts to assist and cooperate with Agent in any manner reasonably requested by Agent to effect the sale of a participation or an assignment described above, including without limitation assistance in the preparation of appropriate disclosure documents or placement memoranda. As to any participation or assignment by any Lender other than Heller and as to any participation or assignment by Heller after the Revolving Credit Commitment of Heller is reduced to no more than $30,000,000, Borrower agrees that it will use its reasonable efforts to assist and cooperate with such Lender and Heller in such case to effect the sale of a participation or an assignment describe above. Notwithstanding anything contained in this Agreement to the contrary, so long as the Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a Lender hereunder unless such Person shall also be capable of making LIBOR Loans.

        (D)  Security Interests; Assignment to Affiliates.  Notwithstanding any
             --------------------------------------------
other provision set forth in this Agreement, any Lender may at any time following written notice to Agent (1) pledge the Obligations held by it or create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Person; provided, however
                                                              --------  -------
(a) no such pledge or grant of security interest to any Person shall release such Lender from its obligations hereunder or under any other Loan Document and
(b) the acquisition of title to such Lender's Obligations pursuant to any foreclosure or other exercise of remedies by such Person shall be subject to the provisions of this Agreement and the other Loan Documents in all respects including, without limitation, any consent required by subsection 9.5; and (2)
                                                       --------------
subject to complying with the provisions of subsection 9.5 (A), assign all or
                                            ------------------
any portion of its funded loans to an Eligible Assignee which is a Subsidiary of such Lender or its parent company, to one or more other Lenders, or to a Related Fund. For purposes of this paragraph, a "Related Fund" shall mean, with respect to any Lender, a fund or other investment vehicle that invests in commercial loans and is managed by such Lender or by the same investment advisor that manages such Lender or by an Affiliate of such investment advisor.

        (E)  Recording of Assignments.  Agent shall maintain at its office in
             ------------------------
Chicago, Illinois a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amount of the Loans owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be presumptive evidence of the amounts due and owing to Lender in the absence of manifest error. Borrower, Agent and each Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

   9.6  Set Off and Sharing of Payments.  In addition to any rights now or
        -------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising its right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to Agent for the benefit of Agent and of all Lenders in accordance with their Pro Rata Shares.

   9.7  Disbursement of Funds.  Agent may, on behalf of Lenders, disburse
        ---------------------
funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan or Advance before Agent disburses same to Borrower. If Agent elects to require that each Lender make funds available to Agent prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone, telex, fax or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. Chicago time on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date.

   9.8  Settlements, Payments and Information.
        -------------------------------------

        (A)  Revolving Advances and Payments; Fee Payments.
             ---------------------------------------------

             (1)  Fluctuation of Revolving Loan Balance.  The Revolving Loan
                  -------------------------------------
balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 2 and subsection 9.7, Revolving Advances and
                      ---------     --------------
repayments (except as set forth in subsection 2.1(E)) will be settled according
                                   ------------------
to the procedures described in this subsection 9.8. Notwithstanding these
                                    --------------
procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

             (2)  Settlement Dates.  Once each week for the Revolving Loan or
                  ----------------
more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, fax or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan. In the event payments are necessary to adjust the amount of such Lender's required Pro Rata Share of the Revolving Loan balance to such Lender's actual Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. Chicago time on the Business Day following the Settlement Date.

             (3)  Settlement Definitions.  For purposes of this subsection
                  ----------------------                        ----------
9.8(A), the following terms and conditions will have the meanings indicated:
------

                  (a) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Closing Date through and including such calendar day.

                  (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on a Loan (as set forth in subsection 2.2) as of each calendar day by three hundred sixty (360).
   --------------

                  (c) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

                  (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

             (4)  Settlement Payments.  On the first (1st) Business Day of each
                  -------------------
month ("Interest Settlement Date"), Agent will advise each Lender by telephone, fax or telecopy of the amount of such Lender's share of interest and fees on each of the Loans as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance Agreement, as amended by such Lender from time to time after the date hereof or in the applicable Assignment and Acceptance Agreement) not later than 3:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Lender's share of interest and fees on each of the Loans. Such Lender's share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total thereof by the Interest Ratio for that Loan. Each Lender's share of the Unused Line Fee described in subsection 2.3(A) shall be an amount
                                          -----------------
equal to (a)(i) such Lender's average Revolving Loan Commitment during such month, less (ii) the sum of (x) such Lender's average Daily Loan Balance of the
       ----
Revolving Loans and the Swingline Loan, plus (y) such Lender's Pro Rata Share of
                                        ----
the average daily aggregate amount of Letter of Credit Liability, in each case for the preceding month, multiplied by (b) the percentage required by subsection
                         ----------                                   ----------
2.3(A). All other fees paid to Agent for the benefit of Lenders hereunder shall
------
be paid and calculated based on each Lender's Commitment in the appropriate Loan facilities on which such fees are associated.

        (B)  [Intentionally Omitted]

        (C)  Return of Payments.
             ------------------

             (1)  Recovery After Non-Receipt of Expected Payment.  If Agent pays
                  ----------------------------------------------
an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

             (2)  Recovery of Returned Payment.  If Agent determines at any time
                  ----------------------------
that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any requirement of law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

   9.9  Discretionary Advances.  Notwithstanding anything contained herein to
        ----------------------
the contrary, Agent may, in its sole discretion make Revolving Advances in an aggregate amount of not more than $10,000,000 in excess of the limitations set forth in the Borrowing Base for the purpose of preserving or protecting the Collateral or for incurring any costs associated with collection or enforcing rights or remedies against the Collateral, or incurred in any action to enforce this Agreement or any other Loan Document.

                          SECTION 10.  MISCELLANEOUS
                                       -------------

   10.1  Expenses and Attorneys' Fees.  Whether or not the transactions
         ----------------------------
contemplated hereby shall be consummated, Borrower agrees to promptly pay all reasonable fees, costs and expenses incurred in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses incurred by Agent (including attorneys' fees and expenses, the allocated costs of Agent's internal legal staff and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses incurred by Agent (including attorneys' fees and expenses, the allocated costs of Agent's internal legal staff and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication, and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements, including reasonable documentation charges assessed by Agent for amendments, waivers, consents and any other documentation prepared by Agent's internal legal staff; (c) fees, costs and expenses (including attorneys' fees and allocated costs of internal legal staff) incurred by Agent in creating, perfecting and maintaining perfection of Liens in favor of Agent, on behalf of Agent and Lenders; (d) fees, costs and expenses incurred by Agent in connection with forwarding to Borrower the proceeds of Loans including Agent's or any Lenders' standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs and expenses of Agent or any Lender (including as to Agent, but not as to any Lender, attorneys' fees and allocated costs of internal legal staff, unless otherwise approved by Agent) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

   10.2  Indemnity.  In addition to the payment of expenses pursuant to
         ---------
subsection 10.1, whether or not the transactions contemplated hereby shall be
---------------
consummated, Borrower agrees to indemnify, pay and hold Agent and each Lender, and the officers, directors, employees, agents, consultants, auditors, persons engaged by Agent or any Lender, to evaluate or monitor the Collateral, affiliates and attorneys of Agent, Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, actual losses, actual damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Agent or any Lender, Agent's and each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that Borrower
                                                          --------
shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a final non-appealable judgment by a court of competent jurisdiction. The foregoing indemnity shall not apply to amounts intended to be covered by yield protection, tax and breakage provisions set forth in subsections 2.9, 2.10 and 2.12, which are the
                                 ---------------  ----     ----
only indemnification obligations that shall apply to such amounts.

   10.3  Notices.  Unless otherwise specifically provided herein, all notices
         -------
shall be in writing addressed to the respective party as set forth below and may be personally served, faxed, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax or telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, the next day after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

   If to Borrower:            BANCTEC, INC.
                              2701 East Grauwyler
                              Building #3
                              Irving, Texas 75061
                              Attention: Chief Financial Officer
                              Fax/Telecopy No.:  (972) 579-6448

   With a copy to:            Reboul, MacMurray, Hewitt, Maynard
                              & Kristol
                              45 Rockefeller Plaza
                              New York, New York  10111
                              Attn:  Steven R. Rutkovsky, Esq.
                              Fax/Telecopy No.:  (212) 841-5725

   If to Agent or to Heller:  HELLER FINANCIAL, INC.
                              500 West Monroe
                              Chicago, Illinois,  60661
                              Attn:   Account Manager -  Heller Corporate
                                      Finance - BancTec, Inc.
                              Fax/Telecopy No.:  (312) 441-7367

   With a copy to:            HELLER FINANCIAL, INC.
                              500 West Monroe
                              Chicago, Illinois  60661
                              Attn:  Legal Services/HCF- BancTec, Inc.
                              Fax/Telecopy No.:  (312) 441-6876

   If to any Lender: Its address indicated on the signature page hereto, in an Assignment and Acceptance Agreement or in a notice to Agent and Borrower or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection
                                                                   ----------
10.3.
----

   10.4  Survival of Representations and Warranties and Certain Agreements.
         -----------------------------------------------------------------
All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower and Lender set forth in subsections 10.1, 10.2, 10.6,
                                                   -----------------------------
10.11, 10.14, and 10.15 (Borrower's agreement to pay fees, agreement to
-----------------------
indemnify Lender, the reinstatement of Obligations, agreement as to choice of law and jurisdiction and Borrower's and Lender's waiver of a jury trial) shall survive the payment of the Loans and the termination of this Agreement.

   10.5  Indulgence Not Waiver.  No failure or delay on the part of Agent, any
         ---------------------
Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under any Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

   10.6  Marshaling; Payments Set Aside.  Neither Agent nor any Lender shall
         ------------------------------
be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent and/or any Lender or Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

   10.7  Entire Agreement.  This Agreement and the other Loan Documents embody
         ----------------
the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

   10.8  Severability.  The invalidity, illegality or unenforceability in any
         ------------
jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents.

   10.9  Lenders' Obligations Several; Independent Nature of Lenders' Rights.
         -------------------------------------------------------------------
The obligation of each Lender hereunder is several and not joint and neither Agent nor any Lender shall be responsible for the obligation or Commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document or any other agreement relating to the credit facility established herein and no action taken by Agent or any Lender pursuant hereto or thereto or in connection with the credit facility established herein shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity or establish a fiduciary, trust or agency relationship among the Lenders. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt. Provided Agent fails or refuses to exercise any remedies against Borrower after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

   10.10  Headings.  Section and subsection headings in this Agreement are
          --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

   10.11  APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
          --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

   10.12  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, Borrower may not assign its rights or obligations
         --------  -------
hereunder without the written consent of Lenders.

   10.13  No Fiduciary Relationship; No Duty; Limitation of Liabilities.
          -------------------------------------------------------------

          (A)  No Fiduciary Relationship.  No provision in this Agreement or in
               -------------------------
any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to Borrower.

        (B)  No Duty.  All attorneys, accountants, appraisers, and other
             -------
professional Persons and consultants retained by Agent or any Lender shall have the right to act exclusively in the interest of Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's shareholders or any other Person.

        (C)  Limitation of Liabilities.  Neither Agent nor any Lender, nor any
             -------------------------
affiliate, officer, director, shareholder, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages (as opposed to direct or actual damages that are reasonably foreseeable as a result of any breach) suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. To the extent not prohibited by applicable law, Borrower hereby waives, releases, and agrees not to sue Agent or any Lender or any of Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

   10.14 CONSENT TO JURISDICTION.  BORROWER HEREBY CONSENTS TO THE
         -----------------------
JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWER OR OF ITS AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWER FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWER AGREES THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM

MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWER IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER
FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

   10.15 WAIVER OF JURY TRIAL.  BORROWER, AGENT AND EACH LENDER HEREBY WAIVE
         --------------------
THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

   10.16 Construction. Borrower, Agent and each Lender each acknowledge that
         ------------
it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower, Agent and each Lender.

   10.17 Counterparts; Effectiveness.  This Agreement and any amendments,
         ---------------------------
waivers, consents, or supplements may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

   10.18 Confidentiality.  Agent and each Lender agree to exercise their best
         ---------------
efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and not to disclose such confidential non-public information to Persons other than Persons on "a need to know basis", including respective affiliates, officers, directors and employees; or its potential assignees or participants; or Persons employed by or engaged by Agent, a Lender or a Lender's assignees or participants including, without limitation, attorneys, auditors, professional consultants, rating agencies and portfolio management services. The confidentiality provisions contained in this subsection shall not apply to disclosures (i) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process (provided that Agent or such Lender agrees to use reasonable efforts to notify Borrower of such requirement or legal process and will not oppose any action by Borrower to obtain an appropriate protective order or injunction to prevent such disclosure), or (ii) consisting of general portfolio information that does not identify Borrower, or (iii) to the extent needed by Agent or any Lender for the protection or enforcement of any of its rights or interests pursuant to the Loan Documentation, and shall not apply to any information already known to Agent or a Lender at the time of delivery thereof (other than such information already known by Agent or such Lender by virtue of any breach by any third party of any confidentiality obligation owed to Borrower) or any information which becomes public information (other than as a result of a breach of this Agreement). The obligations of Agent and Lenders under this subsection 10.18 shall supersede and
                                            ----------------
replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof. In no event shall Agent or any Lender be obligated or required to return any materials furnished by Borrower; provided, however, each
                                                        --------  -------
potential assignee or participant shall be required to agree that if it does not become an assignee (or participant) it shall return all materials furnished to it by Borrower in connection herewith.

                 SECTION 11.  DEFINITIONS AND ACCOUNTING TERMS
                              --------------------------------

   11.1  Certain Defined Terms.  The following terms used in this Agreement
         ---------------------
shall have the following meanings:

   "Accounts" means all "accounts" (as defined in the UCC), accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by Borrower arising or resulting from the sale of goods or the rendering of services, whether or not earned by performance.

   "Additional Mortgaged Property" means all real property owned or leased by Borrower or its Subsidiaries in which after the Closing Date Agent requires a mortgage to secure the Obligations.

   "Advance" shall mean an advance under the Revolving Loan or Swingline Loan.

   "Affiliate" means any Person (other than Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; (c) five percent (5%) or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by Borrower; or (d) which has a senior officer who is also a senior officer of Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

   "Agent" means Heller in its capacity as agent for the Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection
                                                                   ----------
9.1(G).
------

   "Agent's Account" means ABA No. 0710-0001-3, Account No. 52-98695 at Bank One, NA, 1 Bank One Plaza, Chicago, IL 60670, Reference: Heller Corporate Finance for the benefit of BancTec, Inc.

   "Agreement" means this Loan and Security Agreement as it may be amended, restated, supplemented or otherwise modified from time to time.

   "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

   "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit A.
                                       ---------

   "Availability" means the excess, if any, of the Borrowing Base over the sum of the Revolving Loan and Letter of Credit Reserve.

     "Average Daily Availability" means the amount obtained by adding the Availability at the end of each day during the period in question and by dividing such sum by the number of days in such period.

   "Bank Letter of Credit" means each letter of credit issued by a bank acceptable to and approved by Agent for the account of Borrower and supported by a risk participation agreement issued by Agent.

   "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate plus fifty (50) basis points. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. The applicable Bank Prime Loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of the three largest banks (based on combined capital and surplus) headquartered in New York, New York (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

   "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate.

   "Borrower's Accountants" means the independent certified public accountants selected by Borrower and its Subsidiaries and reasonably acceptable to Agent, which selection shall not be modified during the term of this Agreement without Agent's prior written consent. Notwithstanding the foregoing, any "Big Five" accounting firm shall constitute acceptable independent certified public accountants.

   "Borrowing Base Certificate" means a certificate and schedule duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit B.
   ---------

   "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois, Pennsylvania, or is a day on which banking institutions located in any such state are closed, or for the purposes of LIBOR Loans only, a day on which commercial banks are open for dealings in Dollar deposits in the London, England (U.K.) market.

   "Capital Expenditures" means all expenditures (including deposits) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

   "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

   "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within twelve (12) months from the date of acquisition thereof; (b) commercial paper maturing no more than twelve (12) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within twelve (12) months from the date of issuance thereof issued by, or overnight repurchase agreements having a term of ninety (90) days or less from any commercial bank organized under the laws of the United States of America, or any state thereof or the District of Columbia, having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank; (d) shares of money market mutual or similar funds which invest exclusively in assets satisfying the foregoing requirements; and (e) other short-term liquid investments approved in writing by the Agent. In addition to the foregoing, as to any foreign Subsidiary of Borrower "Cash Equivalents" shall also mean (i) marketable direct obligations issued or unconditionally guaranteed by such country in which such foreign Subsidiary has operations or issued by any agency thereof and backed by the full faith and credit of such country and is maturing within 12 months from the date of acquisition thereof and (ii) certificates of deposit or banker's acceptances maturing within 12 months from the date of issuance thereof issued by, or repurchase agreements having a term of 90 days or less from any commercial bank organized under the laws of any country in which such foreign Subsidiary has operations, and (iii) deposits with any commercial bank organized under the laws of any country in which such foreign Subsidiary has operations.

   "Closing Date" means May 30, 2001.

   "Closing Date Mortgaged Property" means the Mortgaged Property owned by Borrower on the Closing Date, provided that Agent has a first priority Lien on such Mortgaged Property, subject to Permitted Encumbrances. If subsequent to the Closing Date Agent ceases to have a first priority Lien on such Mortgaged Property or such Mortgaged Property is sold or otherwise transferred, such Mortgaged Property shall cease to constitute Closing Date Mortgaged Property.

   "Commitment" or "Commitments" means the commitment or commitments of Lenders to make Loans as set forth in subsection 2.1(B) and to provide Lender Letters of
                              -----------------
Credit as set forth in subsection 2.1(H).
                       ----------------

   "Compliance and Pricing Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit D.
                                           ---------

   "Consolidated Net Tangible Assets" shall have the same meaning as in the Unsecured Senior Notes Indenture.

   "Default" means a condition, act or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

   "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Agent or any other Lender hereunder or under any other Loan Document which has not been so paid.

   "Defaulting Lender" means, at any time, any Lender that owes a Defaulted Amount.

     "Designated Account Debtors" means each of the account Debtors as set forth on Schedule 11.1(a). Agent reserves the right from time to time and at any time
   ----------------
to determine in its reasonable credit judgment which account debtors, if any, of Borrower shall constitute Designated Account Debtors.

    "EBITDA" means, for any period, without duplication, the total of the following for Borrower and its Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP; plus, to the extent included in the calculation of net income, (2) the sum of
----
(a) income and franchise taxes paid or accrued; (b) interest expenses, net of interest income, paid or accrued, (c) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness; (d) amortization and depreciation and (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less, to the extent included in the calculation of net
                     ----
income, (3) the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of Borrower) in which Borrower or a wholly owned Subsidiary of Borrower has an ownership interest except to the extent such income is received by Borrower or such wholly-owned Subsidiary in a cash distribution during such period; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary "cash" losses and not net of non-recurring "cash" losses and expenses which exceed $2,000,000 in the aggregate during any Loan Year. Notwithstanding anything herein to the contrary, to the extent that the Fixed Charge Coverage Ratio is lower than the ratio permitted by the Financial Covenants Rider, EBITDA shall include the cash investment (through the purchase of preferred or common stock or Indebtedness of the Company, in each case on terms subordinating such investment to Indebtedness of the Company to the Lenders at least to the same extent as the Subordinated Debt, or otherwise on terms and conditions satisfactory to the Agent) in the Company made by WCAS or any of its Affiliates prior to the date by which the Compliance and Pricing

Certificate must be delivered in respect to the applicable period, in order to increase the Fixed Charge Coverage Ratio to the required level.

   "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000 (or $250,000,000 in the case of an assignment of a Revolving Loan Commitment); (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (or $250,000,000 in the case of an assignment of a Revolving Loan Commitment), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (c) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, (d) a Related Fund (as such term is defined in subsection 9.5(D)), and (e) a Person that is primarily engaged in the
   -----------------
business of lending that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; provided however, that no Affiliate of Borrower shall be an
              -----------------
Eligible Assignee.

   "Employee Benefit Plan" means any employee benefit plan within the meaning of
Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or
------------
any ERISA Affiliate or (b) has at any time within the preceding 6 years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

   "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

   "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

   "Equipment" means all "equipment" (as defined in the UCC), all furniture, furnishings, "fixtures" (as defined in the UCC), machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

   "ERISA Affiliate", as applied to any Loan Party, means any Person who is a member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.
   ----------------------

   "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate or Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Federal Funds Effective Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

   "Field Spare Parts" means Inventory of Borrower that is considered under GAAP to be fixed assets or is otherwise capitalized under GAAP and that is held by Borrower for the purpose of selling or leasing or furnishing under contracts of sale in replacement or repair of or otherwise in substitution for Inventory already sold or leased or furnished under contract of service by Borrower.

   "Fiscal Year" means each twelve (12) month period ending on the last day of December 31 in each year.

   "Fixed Charge Coverage Ratio" means, for any period, Operating Cash Flow divided by Fixed Charges.

   "Fixed Charges" means, for any period, and each calculated for such period (without duplication), (a) cash interest expense of the Borrower and its Subsidiaries; plus (b) scheduled payments of principal with respect to all
              ----
Indebtedness of Borrower and its Subsidiaries; plus (c) any provision for (to
                                               ----
the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; plus
                                                                         ----
(d) payment of deferred taxes accrued in any prior period.

   "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

   "Guarantor" means any Subsidiary who presently or hereafter guarantees payment of any or all of the Obligations.

   "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

   "Indebtedness", as applied to any Person, means without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person and (f) reimbursement obligations in respect of letters of credit and (g) any advances under any factoring arrangement.

   "Initial Public Offering" means a public offering of capital stock to the general public under the Securities Act of 1933, as amended, and the rules and regulations thereunder, completed by Borrower.

   "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, Intellectual Property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

   "Intellectual Property" means all present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

   "Interest Expense" means, without duplication, for any period, the following, for Borrower and its Subsidiaries each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs in accordance with the provisions of subsection 11.2; and (ii) interest paid in kind).
                       ---------------

   "Interest Period" means, in connection with each LIBOR Loan, an interest period which Borrower shall elect to be applicable to such Loan, which Interest Period shall be either a one(1), two (2), three (3), or six (6) month period; provided that:

   (1) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such Loan;

   (2) in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

   (3) if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

   (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below, end on the last Business Day of a calendar month;

   (5)  no Interest Period shall extend beyond the Termination Date;

   (6) no Interest Period may extend beyond a scheduled principal payment date of any Loan, unless the aggregate principal amount of such Loan that is a Base Rate Loan or that has Interest Periods expiring on or before such scheduled principal payment date equals or exceeds the principal amount required to be paid on such Loan on such scheduled principal payment date; and

   (7) there shall be no more than 6 Interest Periods relating to LIBOR Loans outstanding at any time.

   "Inventory" means all "inventory" (as defined in the UCC), including, without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed.

   "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

   "Lender Letter of Credit" has the meaning assigned to that term in subsection
                                                                      ----------
2.1(H).
------

   "Letter of Credit Liability" means, all reimbursement and other liabilities of Borrower or any of its Subsidiaries with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by any Lender issuing a Lender Letter of Credit or any bank issuing a Bank Letter of Credit to the extent not reimbursed and not debited to the revolving loan pursuant to subsection 2.1(H)(2).
                                          --------------------

   "Letter of Credit Reserve" means, at any time, an amount equal to (a) the aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus, without duplication, (b) the
                                           ----
aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit and not debited to the Revolving Loan pursuant to subsection 2.1(H)(2) or
                                                         --------------------
otherwise reimbursed by Borrower.

   "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

   "LIBOR" means, for each Interest Period, a rate per annum equal to:

        (a) the offered rate for deposits in U.S. dollars in an amount comparable to the amount of the applicable Loan in the London interbank market for the relevant Interest Period which is published by the British Bankers' Association and currently appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided,
                                                               --------
however, that if such a rate ceases to be available to Agent on that or any
-------
other source from the British Bankers' Association, LIBOR shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first (1st) day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided
                                                                         -------
by
--

        (b)  a number equal to one (1.0) minus the maximum reserve percentages
                                         -----
(expressed as a decimal fraction) (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by any Lender by the Board of Governors of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%). LIBOR shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

   "LIBOR Loans" means at any time that portion of the Loans bearing interest at rates determined by reference to LIBOR. Notwithstanding anything herein to the contrary, no LIBOR Loan shall be made prior to the LIBOR Loans Commencement Date.

   "LIBOR Loans Commencement Date" means the earlier to occur of (i) the 90th day after the Closing Date; (ii) the date on which Heller's Commitment as a Lender shall have been reduced to $30,000,000 or less; or (iii) the date of the successful syndication of the credit facility on terms that are acceptable to Agent.

   "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

   "Loan" or "Loans" means an advance or advances under the Swingline Loan or the Revolving Loan Commitment.

   "Loan Documents" means this Agreement and all other documents, instruments and agreements executed by or on behalf of Borrower, Borrower's Subsidiaries or any Guarantor and delivered concurrently herewith or at any time hereafter to or for Agent or any Lender in connection with the Loans, any Lender Letter of Credit, and any other transaction contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

   "Loan Party" means each of Borrower and Borrower's Subsidiaries. Notwithstanding the foregoing, the term "Loan Party" shall not include (i) any inactive Subsidiaries which are also described on Schedule 4.26, (ii) any
                                                  -------------

Subsidiary organized under the laws of the country of Japan, or (iii) any foreign Subsidiary which obtains working capital financing from a local lender in compliance with the provisions of subsection 7.1(i),
                                     -----------------

   "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

   "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London Interbank market.

   "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, prospects, properties, assets or condition (financial or otherwise) of Borrower on an individual basis or Borrower and its Subsidiaries taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent or any Lender to enforce or collect any of the Obligations.

   "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(B)(1).
--------------------


     "Maximum Swingline Loan Amount" means at any time the lesser of (i) $10,000,000, (ii) the Revolving Loan Commitments of all Lenders at such time and
(iii) that amount which is the Borrowing Base at such time, plus $10,000,000,
                                                            ----
less the sum of (x) the Revolving Loan at such time, and (y) the Letter of
----
Credit Reserve at such time.

   "Mortgage" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Agent, on behalf of Agent and Lenders, with respect to Mortgaged Property or Additional Mortgaged Property, all in form and substance satisfactory to Agent.

   "Mortgaged Property" means the real property owned or leased by Borrower or its Subsidiaries as described on Schedule 11.1(B).
                                 ----------------

   "Net Proceeds" means cash proceeds received by any Loan Party or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards by condemnation, and payment under notes or other debt securities received in connection with any Asset Disposition), net of (a) the cost of such sale, lease, transfer or other disposition (including taxes paid in connection with such sale, lease or transfer), and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

   "Notes" means the Revolving Notes and the Swingline Notes.

   "Notice of Borrowing" means a notice duly executed by an authorized representative of Borrower appropriately completed and in the form of Exhibit E.
                                                                      ---------

   "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or to any Lender under the Loan Documents (whether incurred before or after the Termination Date) including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law.

   "Operating Cash Flow" means, for any period, (a) EBITDA; less (b) Capital
                                                            ----
Expenditures.

   "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable or are the subject of Permitted Protests; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or are the subject of Permitted Protests; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations, provided that (i) the
                                                        --------
purchase of the asset subject to any such Lien is permitted under paragraph a of the Financial Covenants Rider, (ii) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and (iii) such Lien encumbers only the asset so
                --------------
purchased; (f) Liens in favor of Agent, on behalf of itself and Lenders, (g) Liens set forth on Schedule 11.1(C); (h) judgment liens in respect of judgments
                   ----------------
that do not constitute an Event of Default under clause (J) of subsection 8.1;
                                                 ----------    --------------
(i) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (1) such Lien is not created in
                                   --------
contemplation of or in connection with such acquisition, and (2) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary; (j) any junior Lien securing Indebtedness incurred pursuant to clause (f) of
                                                           ----------
subsection 7.1; (k) any interest or title of a lessor or any Lien encumbering
--------------
such lessor's interest with respect to any lease to the Company or any Subsidiary; and (l) Liens permitted pursuant to clause (I) of subsection 7.1.
                                                ----------    --------------

   "Permitted Protests" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established by Borrower in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Agent has determined in its reasonable credit judgment that, while any such protest is pending, there will be no impairment of the enforceability, validity or priority of any of the Agent's Liens on a material portion of the Collateral.

   "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

   "Pro Rata Share" means with respect to a particular Lender, the percentage obtained by dividing (a) the Commitment of that Lender by (b) all the Commitments of all Lenders as such percentage may be adjusted by assignments permitted pursuant to subsection 9.5; provided, however, if any Commitment is
                      --------------  --------  -------
terminated pursuant to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (i) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (ii) the aggregate amount of all outstanding Loans related to such Commitment.

   "Projections" means Borrower's forecasted consolidated and consolidating:
(a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a division by division and Subsidiary by Subsidiary basis consistent with Borrower's historical financial statements and based upon good faith estimates and assumptions by Borrower believed to be reasonable at the time made, together with appropriate supporting details and a statement of underlying assumptions.

   "Real Property Advance Amount" shall mean the amount indicated below during the period indicated below:

        Period                                  Amount
        ------                                  ------

   (i)  Closing Date                   (i)  The lesser of: (a) $12,000,000
        through                             or (b) 63% of the fair market value

          August 31, 2001              of the Closing Date Mortgaged Property (as
                                       determined by the most recent appraisal
                                       delivered to Agent pursuant to clause (I) of
                                       the Reporting Rider).

   (ii)   September 1, 2001            (ii) The lesser of: (a) $11,000,000
          through                      or (b) 63% of the fair market value
          November 30, 2001            of the Closing Date Mortgaged Property
                                       (as determined by the most recent appraisal
                                       delivered to Agent pursuant to clause (I) of
                                       the Reporting Rider).

   (iii)  December 1, 2001             (iii) The lesser of: (a) $10,000,000
          through                      or (b) 63% of the fair market value
          February 28, 2002            of the Closing Date Mortgaged Property
                                       (as determined by the most recent appraisal
                                       delivered to Agent pursuant to clause (I) of
                                       the Reporting Rider).

   (iv)   March 1, 2002                (iv) The lesser of: (a) $9,000,000
          through                      or (b) 63% of the fair market value
          May 31, 2002                 of the Closing Date Mortgaged
                                       Property (as determined by the most recent
                                       appraisal delivered to Agent pursuant to
                                       clause (I) of the Reporting Rider).

   (v)    June 1, 2002                 (v) The lesser of: (a) $8,000,000
          through                      or (b) 63% of the fair market value
          August 31, 2002              of the Closing Date Mortgaged Property
                                       (as determined by the most recent
                                       appraisal delivered to Agent pursuant to
                                       clause (I) of the Reporting Rider).

   (vi)   September 1, 2002            (vi) The lesser of: (a) $7,000,000
          through                      or (b) 63% of the fair market value
          November 30, 2002            of the Closing Date Mortgaged Property
                                       (as determined by the most recent
                                       appraisal delivered to Agent

                                       pursuant to clause (I) of the Reporting Rider).

   (vii)  December 1, 2002             (vii) The lesser of: (a) $6,000,000
          through                      or (b) 63% of the fair market value
          February 28, 2003            of the Closing Date Mortgaged Property
                                       (as determined by the most recent
                                       appraisal delivered to Agent pursuant to
                                       clause (I) of the Reporting Rider).

   (viii) March 1, 2003                (viii) The lesser of: (a) $5,000,000
          through                      or (b) 63% of the fair market value
          May 31, 2003                 of the Closing Date Mortgaged Property
                                       (as determined by the most recent
                                       appraisal delivered to Agent pursuant to
                                       clause (I) of the Reporting Rider).

   (ix)   June 1, 2003                 (ix) The lesser of: (a) $4,000,000
          through                      or (b) 63% of the fair market value
          August 31, 2003              of the Closing Date Mortgaged Property
                                       (as determined by the most recent
                                       appraisal delivered to Agent pursuant to
                                       clause (I) of the Reporting Rider).

   (x)    September 1, 2003            (x) The lesser of: (a) $3,000,000
          through                      or (b) 63% of the fair market value
          November 30, 2003            of the Closing Date Mortgaged Property
                                       (as determined by the most recent
                                       appraisal delivered to Agent pursuant to
                                       clause (I) of the Reporting Rider).

   (xi)   December 1, 2003             (xi) The lesser of: (a) $2,000,000
          through                      or (b) 63% of the fair market value
          February 28, 2004            of the Closing Date Mortgaged Property
                                       (as determined by the most recent
                                       appraisal delivered to Agent pursuant to
                                       clause (I) of the Reporting Rider).

   (xii)  March 1, 2004                (xii) The lesser of: (a) $1,000,000

          through                      or (b) 63% of the fair market value
          May 31, 2004                 of the Closing Date Mortgaged Property
                                       (as determined by the most recent
                                       appraisal delivered to Agent pursuant to
                                       clause (I) of the Reporting Rider).

   (xiii) June 1, 2004                 (xiii)  $0.00
          and thereafter

   The parties hereto agree that at such time that Agent ceases to have a first priority Lien in any Mortgaged Property which initially constitutes Closing Date Mortgaged Property or such Mortgaged Property is sold or otherwise transferred, such Mortgaged Property shall no longer constitute Closing Date Mortgaged Property for the purposes of the Borrowing Base and the Real Property Advance Amount, and the portion of the Real Property Advance Amount attributable to the value of such Mortgaged Property (as compared to the value of all other Mortgaged Property constituting Closing Date Mortgaged Property) shall be subtracted from the otherwise applicable Real Property Advance Amount in order to determine the Real Property Advance Amount relevant to the other Closing Date Mortgaged Property.

   "Requisite Lenders" means Lenders, (other than a Defaulting Lender), holding or being responsible for 66.67% or more of the sum of (a) outstanding Loans, (b) outstanding Letter of Credit Liability and (c) unutilized Commitments of all Lenders which are not Defaulting Lenders.

   "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any payment by Borrower or any of its Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise, in excess during any Loan Year of the aggregate amount as to all Affiliates of $1,000,000.

   "Revolving Advance" means each advance made by Lender(s) under the Revolving Loan Commitment pursuant to subsection 2.1 (B).
                            ------------------
   "Revolving Loan" means the outstanding balance of all Revolving Advances and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

   "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Advances pursuant to subsection 2.1 (B), and to
                                                      ------------------
purchase participations in Lender Letters of Credit pursuant to subsection
                                                                ----------
2.1(H) and without duplication to purchase a participation in the Swingline Loan
------
pursuant to subsection 2.1(E) in the aggregate amount set forth on the signature
            -----------------
page of this Agreement opposite such Lender's signature or in the most recent Assignment and Acceptance Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to purchase participations in Lender Letters of Credit and without duplication to purchase participations in the Swingline Loan pursuant to subsection 2.1(E).
-----------------

   "Revolving Note" means each promissory note of Borrower in form and substance reasonably acceptable to Agent, issued to evidence the Revolving Loan Commitments.

   "Senior Subordinated Note" means the Indebtedness owing by Borrower to WCAS Capital Partners III, L.P. pursuant to that certain Senior Subordinated Note due 2009 dated July 22, 1999, in the original principal amount of $160,000,000.00 issued by Borrower to WCAS Capital Partners III, L.P.

   "Stock Pledge Agreements" means each of the stock pledge agreements or equivalent form of security document executed by any Loan Party and delivered to Agent whereby Agent is granted, for the benefit of Lenders, as collateral for the Obligations, a first priority Lien in (i) in the case of a domestic Subsidiaries of Borrower, 100% of all the issued capital stock or equivalent equity ownership interest of each such Subsidiary, and (ii) in the case of foreign Subsidiaries of Borrower, 65% of all the issued capital stock or equivalent equity ownership interest of each such Subsidiary, each such document to be in form and substance satisfactory to Agent.

   "Subordinated Debt" means (i) the Senior Subordinated Note, and (ii) any other Indebtedness of Borrower which is subordinated to payment of the Obligations upon terms and conditions and pursuant to documentation satisfactory to Agent, in its sole discretion.

   "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of

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the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

   "Swingline Advance" means each Revolving Advance converted by Agent into an advance under the Swingline Loan pursuant to subsection 2.1(E).
                                             -----------------

   "Swingline Lender" means Heller, or if Heller shall resign as Swingline Lender, another Lender selected by Agent and reasonably acceptable to Borrower.

   "Swingline Loan" means the outstanding balance of all Swingline Advances and any amounts added to the principal balance of the Swingline Loan pursuant to this Agreement.

   "Swingline Note" means the promissory note of Borrower in form and substance acceptable to Agent, issued to evidence the Swingline Loan.

   "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, as amended from time to time, and any successor statute.

   "Unsecured Senior Notes" means those certain 7.50% unsecured notes in the aggregate principal original principal amount of $150,000,000, dated as of May 22, 1998, issued under the Unsecured Senior Notes Indenture, as amended, modified, renewed or restated from time to time.

   "Unsecured Senior Notes Indenture" means that certain Indenture dated as of May 22, 1998, between Borrower and The First National Bank of Chicago, pursuant to which the Unsecured Senior Notes have been issued, as amended, modified, renewed or restated from time to time.

   "Unsecured Senior Notes Permitted Liens Limitation" means at any particular date the greater of $40,000,000 or fifteen percent (15.00%) of Consolidated Net Tangible Assets at such date.

   "WCAS" means Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership.

   11.2  Accounting Terms.  For purposes of this Agreement, all accounting terms
         ----------------
not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance
                                --------------
with GAAP (as in effect at the time of such preparation) on a

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consistent basis.  In the event any "Accounting Changes" (as defined below)
shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Compliance and Pricing Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower; and (b) changes in accounting principles recommended by Borrower's Accountants. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

   11.3  Other Definitional Provisions.  References to "Sections",
         -----------------------------
"subsections", "Riders", "Exhibits", "Schedules" and "Addendums" shall be to Sections, subsections, Riders, Exhibits, Schedules and Addendums, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 11.1 may, unless the context otherwise requires, be used
           ---------------
in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


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          Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                        BANCTEC, INC.

                                        By: /s/ Brian R. Stone
                                           --------------------------------
                                        Title:  Senior Vice President & CFO
                                              -----------------------------
                                        FEIN:   75 1559633
                                             ------------------------------

                                        HELLER FINANCIAL, INC.

                                        By: /s/ Daniel Karas
                                           --------------------------------
                                        Title:  Senior Vice President
                                              -----------------------------

                                        Revolving Loan Commitment:
                                        $100,000,000.00

                                      A-1